Exhibit 4.14

BATH & BODY WORKS, INC.

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

Trustee

Indenture

Dated as of [                    ]

Subordinated Debt Securities

This Cross Reference Sheet, showing the location in the Indenture of the provisions inserted pursuant to Section 310-318(a), inclusive, of the Trust Indenture Act of 1939, is not to be considered a part of the Indenture.

TRUST INDENTURE ACT CROSS REFERENCE SHEET

Sections of Trust Indenture Act	Sections of Indenture
310(a)(1)	10.05
310(a)(2)	10.05
310(a)(3)	Not Applicable
310(a)(4)	Not Applicable
310(b)	10.06
310(c)	Not Applicable
311	10.09
312	9.03
313	9.01
314(a)	9.02
314(b)	Not Applicable
314(c)	14.03
314(d)	Not Applicable
314(e)	14.03
315(a)	10.02(a)
315(b)	10.03
315(c)	10.02
315(d)	10.02
315(e)	6.08
316(a)	6.06 and 7.03
316(b)	6.07
317(a)	6.03 and 6.04
317(b)	5.03
318(a)	14.04

i

TABLE OF CONTENTS1

[1]	This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

ARTICLE 10
Concerning the Trustee

Section 10.01.	Acceptance of Trusts Upon Specified Conditions	49
Section 10.02.	Duties of Trustee in Case of Default	52
Section 10.03.	Notice to Holders of Defaults	53
Section 10.04.	Resignation of Trustee and Notice Thereof	53
Section 10.05.	Qualifications of Trustee	54
Section 10.06.	Disqualification of Trustee by Reason of Conflicting Interest	54
Section 10.07.	Appointment of Successor Trustee	55
Section 10.08.	Merger, Conversion or Consolidation of Trustee or Transfer of its Corporate Trust Business; Authentication of Subordinated Debt Securities by Successor Trustee	56
Section 10.09.	Trustee May Rely on Officers’ Certificate	56

ARTICLE 11
Satisfaction and Discharge

Section 11.01.	Discharge of Indenture Upon Payment of Subordinated Debt Securities	57
Section 11.02.	Discharge of Indenture Upon Deposit of Moneys	57
Section 11.03.	Discharge of Certain Indebtedness Upon Deposit of Moneys	58
Section 11.04.	Termination of Certain Obligations Upon Deposit of Moneys	59
Section 11.05.	Certain Deposits With the Trustee To Be Held in Escrow	59
Section 11.06.	Repayment to Company	60
Section 11.07.	Reinstatement	60
Section 11.08.	Indemnity for Government Obligations	61
Section 11.09.	Deposits of Foreign Currencies	61

ARTICLE 12
Immunity of Incorporators, Stockholders, Officers and Directors

Section 12.01.	Liability Solely Corporate	61

ARTICLE 13
Supplemental Indentures

Section 13.01.	Without Consent of Holders, Company and Trustee May Enter Into Supplemental Indentures for Specified Purposes	62
Section 13.02.	Modification of Indenture by Supplemental Indenture with Consent of Holders	63
Section 13.03.	Trustee to Join in Execution of Supplemental Indenture	65
Section 13.04.	Effect of Supplemental Indenture	65
Section 13.05.	Matters Provided for in Supplemental Indenture May Be Noted on Subordinated Debt Securities, or New Subordinated Debt Securities Appropriately Modified May Be Issued in Exchange for Outstanding Subordinated Debt Securities	65
Section 13.06.	Supplemental Indentures to Conform to Trust Indenture Act	66

Signatures and Seals	76
Acknowledgements	76
Exhibit A	77

v

INDENTURE

INDENTURE, dated as of [                    ], between BATH & BODY WORKS, INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter called the “Company”) having its principal place of business at Three Limited Parkway, Columbus, Ohio 43230, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a corporation organized and existing under the laws of the State of New York, as trustee (hereinafter called the “Trustee”) having its Corporate Trust Office at 10 West Broad Street, 12th Floor, Columbus, Ohio 43215, attention: Scott Miller, Vice President.

WITNESSETH:

WHEREAS, the Company has duly authorized the issue, in one or more series as in this Indenture provided, from time to time of its debentures, notes, bonds and other evidences of indebtedness (herein called the “Subordinated Debt Securities” or “Securities”) and, to provide the general terms and conditions upon which the Subordinated Debt Securities are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Trustee has power to enter into this Indenture and to accept and execute the trusts herein created; and

WHEREAS, the Company represents that all acts and things necessary to constitute these presents a valid indenture and legally binding agreement according to its terms, have been done and performed, that the execution and delivery of the Subordinated Debt Securities of any series will, at the time of such execution and delivery, have been duly authorized by the Company and that any such Subordinated Debt Securities, when so executed and delivered by the Company and when authenticated, issued and delivered by the Trustee, will be legal, valid and binding obligations of the Company; and the Company, in the exercise of each and every legal right and power in it vested, executes this Indenture and proposes to make, execute, issue and deliver Subordinated Debt Securities from time to time as herein provided;

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree that, in consideration of the acceptance and purchase of the Subordinated Debt Securities by the holders thereof, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of all the holders from time to time of the Subordinated Debt Securities, without preference, priority or distinction of any thereof over any other thereof by reason of priority in time of issuance or negotiation, or otherwise, as follows:

ARTICLE 1

Definitions

Section 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, including terms defined therein by reference to the Securities Act of 1933 (“Securities Act”) (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and the term “generally accepted accounting principles” means such accounting principles as are generally accepted at the time of any computation; and

(4) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Article 10, are defined in that Article.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board or any committee of officers or other representatives of the Company duly authorized by a Board Resolution to act on behalf of that board or in its stead.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Subordinated Debt Securities, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in that Place of Payment or other particular location are authorized or obligated by law or regulation to close.

“Capital Stock” for any entity means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) shares issued by that entity.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or, if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Company” means Bath & Body Works, Inc. and, subject to the provisions of Article 8, shall also include its successors and assigns.

“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

“Components” with respect to a composite currency (including, but not limited to, the Euro) means the currency amounts that are components of such composite currency on the Conversion Date. If after such Conversion Date the official unit of any component currency is altered by way of combination or subdivision, the number of units of such currency shall be divided or multiplied in the same proportion to calculate the Component. If after such Conversion Date two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of such consolidated component currencies expressed in such single currency, and such amount shall thereafter be a Component. If after such Conversion Date any component currency shall be divided into two or more currencies, the amount of such currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of such former component currency divided by the number of currencies into which such component currency was divided, and such amounts shall thereafter be Components.

“Conversion Date” with respect to a composite currency (including, but not limited to, the Euro) has the meaning specified in Section 3.12.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered. The Corporate Trust Office of the initial Trustee shall be at the address set forth in the first paragraph of this Indenture until the Trustee shall notify the Company of a change thereof.

“Corporation” includes corporations, associations, companies and business trusts.

“Defaulted Interest” has the meaning specified in Section 3.07.

“Depositary” means, with respect to the Subordinated Debt Securities of any series issuable or issued in the form of one or more Global Securities, the Person designated as Depositary by the Company pursuant to Section 3.01 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Subordinated Debt Securities of any such series shall mean the Depositary with respect to the Global Securities of that series.

“Designated Senior Indebtedness” means any Senior Indebtedness of the Company the principal amount of which is $20.0 million or more at the time of the designation of such Senior Indebtedness as “Designated Senior Indebtedness” by the Company, which designation shall be made in a written instrument delivered to the Trustee.

“Dollar” or “$” means such coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

“Euro” means such coin or currency of the European Union as at the time of payment is legal tender for the payment of public and private debts.

“Event of Default” has the meaning specified in Section 6.01.

“Exchange Rate” means (a) with respect to a currency (other than a composite currency) in which payment is to be made on a series of Subordinated Debt Securities denominated in a composite currency, the exchange rate between such composite currency and such currency reported by the agency or organization, if any, designated pursuant to Section 3.01(xiii), or, in the case of the Euro, by the Council of the European Union, as appropriate, or if such exchange rate is not or ceases to be so reported, then such exchange rate as shall be determined by the Company using, in its sole discretion and without liability on its part, quotations from one or more major banks in The City of New York or such other quotations as the Company shall deem appropriate, on the applicable Regular or Special Record Date or the fifteenth day immediately preceding Maturity, as the case may be, with respect to Subordinated Debt Securities of such series, (b) with respect to Dollars in which payment is to be made on a series of Subordinated Debt Securities denominated in a Foreign Currency, the noon Dollar buying rate for that currency for cable transfers quoted in The City of New York on the Regular or Special Record Date with respect to such Interest Payment Date or the fifteenth day immediately preceding Maturity, as the case may be, with respect to Subordinated Debt Securities of such series, as certified for customs purposes by the Federal Reserve Bank of New York, (c) with respect to a Foreign Currency in which payment is to be made on a series of Subordinated Debt Securities denominated in Dollars or converted into Dollars pursuant to Section 3.12(d)(i), the noon Dollar selling rate for that currency for cable transfers quoted in The City of New York on the Regular or Special Record Date with respect to such Interest Payment Date or the fifteenth day immediately preceding Maturity, as the case may be, with respect to Subordinated Debt Securities of such series, as certified for customs purposes by the Federal Reserve Bank of New York, and (d) with respect to a Foreign Currency in which payment is to be made on a series of Subordinated Debt Securities denominated in a different Foreign Currency, the exchange rate between such Foreign Currencies determined in the manner specified pursuant to Section 3.01(xvi). Except in the situation contemplated in (a) above, if for any reason such rates are not available with respect to one or more currencies for which an Exchange Rate is required, the Company shall use, in its sole discretion and without liability on its part, such quotations of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in The City of New York or in the country of issue of the currency in question, or such other quotations as the Company shall deem appropriate. Any reference herein to the “applicable” Exchange Rate shall mean the Exchange Rate as set forth in the applicable Exchange Rate Officer’s Certificate. Unless otherwise specified by the Company, if there is more than one market for dealing in any currency by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency shall be that upon which an issuer of securities denominated in such currency that is similar to the Company in all material respects would purchase such currency in order to make payments in respect of such securities.

“Exchange Rate Officer’s Certificate” means, with respect to any date for the payment of principal of (and premium, if any) and interest on any series of Subordinated Debt Securities, a certificate setting forth the applicable Exchange Rate as of the Regular or Special Record Date with respect to such Interest Payment Date or the fifteenth day immediately preceding Maturity, as the case may be, with respect to Subordinated Debt Securities of such series and the amounts payable in Dollars and Foreign Currencies in respect of the principal of (and premium, if any) and interest on any such Subordinated Debt Securities denominated in Euros, any other composite currency or any Foreign Currency, and signed by the Chairman or a Vice Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Treasurer or any Assistant Treasurer or the Controller or any Assistant Controller of the Company, and delivered to the Trustee.

“Foreign Currency” means a currency issued by the government of any country other than the United States.

“Global Security” means a Subordinated Debt Security evidencing all or a part of a series of Subordinated Debt Securities, issued to the Depositary for such series in accordance with Section 3.03, and bearing the legend prescribed in Section 3.03(c).

“Government Obligations” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case under Clause (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Holder” means a Person in whose name a Subordinated Debt Security is registered in the Security Register.

“Indenture” means this instrument as originally executed and delivered, or as it may from time to time be supplemented, amended or restated by or pursuant to one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, unless the context otherwise requires, shall include the terms of a particular series Subordinated Debt Securities established as contemplated by Section 3.01.

“Interest” means, when used with respect to any non-interest bearing Subordinated Debt Security which by its terms bears interest only after Maturity, the interest payable after Maturity.

“Interest Payment Date” with respect to any Subordinated Debt Security means the Stated Maturity of an installment of interest on such Subordinated Debt Security.

“Mandatory Sinking Fund Payment” has the meaning specified in Section 4.07.

“Maturity” with respect to any Subordinated Debt Security means the date on which the principal of such Subordinated Debt Security or any installment thereof becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call or redemption, operation of any sinking fund, repayment at the option of the Holder or otherwise.

“Officers’ Certificate” means, when used with respect to the Company, a certificate signed by the Chairman of the Board of Directors, the Chief Executive Officer or the Chief Financial Officer, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

“Opinion of Counsel” means an opinion in writing prepared in accordance with Section 15.02, if and to the extent that such statements therein are applicable, and signed by legal counsel, who may be an employee of or of counsel to the Company, or may be other counsel satisfactory to the Trustee, which is delivered to the Trustee.

“Optional Sinking Fund Payment” has the meaning specified in Section 4.07.

“Original Issue Discount Security” means any Subordinated Debt Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02.

“Outstanding” means, when used as of any particular time with reference to Subordinated Debt Securities, subject to Section 7.03, all Subordinated Debt Securities theretofore authenticated and delivered by the Trustee under this Indenture, except:

(i) Subordinated Debt Securities, or portions thereof, for which funds sufficient to pay the principal thereof, premium, if any, thereon and all unpaid interest thereon at Maturity or to the date fixed for redemption shall have been deposited in trust for such purpose as provided herein with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent); provided that, if such Subordinated Debt Securities, or portions thereof, are to be redeemed, notice of such redemption thereof shall have been given as provided herein, or provision reasonably satisfactory to the Trustee for the giving of such notice shall have been made;

(ii) Subordinated Debt Securities theretofore cancelled by the Trustee or which have been surrendered to the Trustee for cancellation; and

(iii) Subordinated Debt Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Subordinated Debt Securities have been authenticated and delivered pursuant to this Indenture, other than with respect to any such Subordinated Debt Securities which there shall have been presented to the Trustee proof reasonably satisfactory to it that such Subordinated Debt Securities are held by a bona fide purchaser in whose hands such Subordinated Debt Securities are valid obligations of the Company.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Subordinated Debt Securities on behalf of the Company.

“Payment Blockage Notice” has the meaning specified in Section 14.02(b).

“Payment Blockage Period” has the meaning specified in Section 14.02(b).

“Permitted Junior Securities” means:

(1) the Company’s Capital Stock; or

(2) debt securities issued pursuant to a confirmed plan of reorganization that are subordinated in right of payment to all Senior Indebtedness and

(3) any debt securities issued in exchange for Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Subordinated Debt Securities are subordinated to the Senior Indebtedness under this Indenture.

“Person” means any individual, partnership, corporation, exempted limited company, limited liability company, joint stock company, business trust, trust, unincorporated association, joint venture or other entity or similar entity or government or political subdivision or agency thereof.

“Place of Payment” means, when used with respect to the Subordinated Debt Securities of any series, each place where the principal of (and premium, if any) or interest on the Subordinated Debt Securities of that series is payable, as specified in the manner contemplated by Section 3.01.

“Predecessor Security” of any particular Subordinated Debt Security means every previous Subordinated Debt Security evidencing all or a portion of the same debt as that evidenced by such particular Subordinated Debt Security; and, for the purposes of this definition, any Subordinated Debt Security authenticated and delivered under Section 3.06 in lieu of a lost, destroyed or stolen Subordinated Debt Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Subordinated Debt Security.

“Redemption Date” means, when used with respect to any Subordinated Debt Security to be redeemed, in whole or in part, the date fixed for such redemption by or pursuant to this Indenture and the terms of such Subordinated Debt Security.

“Redemption Price” means , when used with respect to any Subordinated Debt Security to be redeemed, the price (exclusive of accrued interest) at which it is to be redeemed pursuant to this Indenture and the terms of such Subordinated Debt Security.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Subordinated Debt Securities of any series means the date specified for that purpose as contemplated by Section 3.01.

“Responsible Officer” means, when used with respect to the Trustee, any officer or employee in the Corporate Trust Office of the Trustee or any other officer or employee of the Trustee customarily performing functions similar to those performed by any of the above-designated officers or employees and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Senior Indebtedness” unless otherwise specified in one or more indentures supplemental hereto or approved pursuant to a Board Resolution in accordance with Section 3.01, means:

(i) the principal (including redemption payments), premium, if any, interest and other payment obligations in respect of (A) indebtedness of the Company for money borrowed, (B) indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by the Company, including any such securities issued under any deed, indenture or other instrument to which the Company is a party and (C) guarantees of any of the foregoing issued by the Company;

(ii) all capital lease obligations of the Company;

(iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company, all hedging agreements and agreements of a similar nature thereto and all agreements relating to any such agreements, and all obligations of the Company under any title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;

(iv) all obligations of the Company for reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

(v) all obligations of the Company to make payment pursuant to the terms of financial instruments, such as (a) securities contracts and foreign currency exchange contracts, (b) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts and commodity option contracts and (c) in the case of both (a) and (b) above, similar financial instruments;

(vi) all obligations of the type referred to in clauses (i) through (v) above of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise;

(vii) all obligations of the type referred to in clauses (i) through (vi) above of other Persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company); and

(viii) any deferrals, amendments, renewals, extensions, modifications and refundings of all obligations of the type referred to in clauses (i) through (vii) above, in each case whether or not contingent and whether outstanding at the date hereof or thereafter incurred, except, in each case, for the Subordinated Debt Securities and (x) any such other indebtedness or deferral, amendment, renewal, extension, modification or refunding that contains express terms, or is issued under a deed, indenture or other instrument that contains express terms, providing that it is subordinate to or ranks pari passu with the Subordinated Debt Securities, (y) trade accounts payable or accrued liabilities arising in the ordinary course of business and (z) indebtedness owed by the Company to its Subsidiaries, which also shall rank equally in right of payment and upon liquidation with the Subordinated Debt Securities.

Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions of this Indenture irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such Senior Indebtedness and the Trustee or any of the Holders.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

“Stated Maturity” means, when used with respect to any Subordinated Debt Security or any installment of interest thereon, the date specified in such Subordinated Debt Security as the fixed date on which the principal of such Subordinated Debt Security or such installment of interest is due and payable.

“Subordinated Debt Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Subordinated Debt Securities authenticated and delivered under this Indenture.

“Subsidiary” means, with respect to any Person:

(1) any corporation or company, a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock or other equity interests having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency; provided, however, that “voting stock” shall not include stock or other equity interests which the Company or any of its Subsidiaries owning such stock or other equity interests are required or have agreed not to vote, or the voting rights with respect to which have been granted to a Person other than the Company or any of its Subsidiaries;

(2) any partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general partner of such partnership; or

(3) any partnership, limited liability company or other Person in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination, have (x) at least a majority ownership interest or (y) the power to elect or appoint or direct the election or appointment of the managing partner or member of such Person or, if applicable, a majority of the directors or other governing body of such Person.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder and, if at any time there is more than one such Person, “Trustee” as used with respect to the Subordinated Debt Securities of any series shall mean the Trustee with respect to Subordinated Debt Securities of that series.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in Section 13.06.

“United States” means the United States of America (including the States thereof and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

ARTICLE 2

Subordinated Debt Security Forms

Section 2.01. Forms Generally. All Subordinated Debt Securities shall be substantially in such form as shall be established from time to time in or pursuant to a Board Resolution (as set forth in such resolution or, to the extent established pursuant to rather than set forth in such resolution, an Officers’ Certificate detailing such establishment) or by one or more indentures supplemental hereto, which shall set forth the information required by Section 3.01, and in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities regulatory authority or any securities exchange on which any of the Subordinated Debt Securities may be listed or of any automated quotation system on which they may be quoted, or to conform to general usage, all as may be determined by the officers executing such Subordinated Debt Securities, as evidenced by their execution of the Subordinated Debt Securities.

Subordinated Debt Securities in definitive form shall be printed, lithographed or engraved, or produced by any combination of these methods or in any other manner determined by the officers executing such Subordinated Debt Securities, as evidenced by their execution of such Subordinated Debt Securities.

Section 2.02. Forms of Subordinated Debt Securities. Each Subordinated Debt Security shall be substantially in such form as shall be established from time to time in or pursuant to a Board Resolution and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, which shall set forth the information required by Section 3.01. If so provided as contemplated by Section 3.01, the Subordinated Debt Securities of a series shall be issuable in the form of one or more Global Securities.

Section 2.03. Form of Trustee’s Certificate of Authentication. The form of the Trustee’s certificate of authentication to be borne by each Subordinated Debt Security shall be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Subordinated Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

Dated:	By:
Authorized Signatory

ARTICLE 3

The Subordinated Debt Securities

Section 3.01. Amount Unlimited; Issuable in Series. The aggregate principal amount of Subordinated Debt Securities that may be authenticated and delivered under this Indenture is unlimited.

The Subordinated Debt Securities may be issued in one or more series. There shall be established in or pursuant to one or more Board Resolutions and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Subordinated Debt Securities of any series:

(i) the title of the Subordinated Debt Securities of the series (which shall distinguish the Subordinated Debt Securities of the series from all other Subordinated Debt Securities, except to the extent that additional Subordinated Debt Securities of an existing series are being issued);

(ii) the limit, if any, upon the aggregate principal amount of the Subordinated Debt Securities of the series which may be authenticated and delivered under this Indenture (except for Subordinated Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Subordinated Debt Securities of the series pursuant to Section 3.04, 3.05, 3.06, 4.06 or Section 13.05);

(iii) the issue price for such Subordinated Debt Securities, expressed as a percentage of the aggregate principal amount;

(iv) the date or dates on which the principal of the Subordinated Debt Securities of the series is payable;

(v) the rate or rates, if any, at which the Subordinated Debt Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on any Interest Payment Date;

(vi) any provisions relating to the deferral of interest payments or extension of interest payments on the Securities of the series at the option of the Company or otherwise, including the duration of any such deferral or extension period and the maximum period during which interest payments may be deferred or extended and any provisions relating to obligations of the Company or limitation on claims of Holders with respect to deferred interest;

(vii) the place or places where the principal of (and premium, if any) or interest on Subordinated Debt Securities of the series shall be payable;

(viii) the period or periods within which or the date or dates on which, if any, the price or prices or ratios at which and the terms and conditions upon which Subordinated Debt Securities of the series may be redeemed, converted or exchanged, in whole or in part, at the option of the Company;

(ix) the obligation, if any, of the Company to redeem, repay or purchase Subordinated Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which Subordinated Debt Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(x) whether the Subordinated Debt Securities of the series shall be issued in whole or in part in the form of one or more Global Securities, the terms and conditions, if any, upon which such Global Securities may be exchanged in whole or in part for other Subordinated Debt Securities and, the Depositary for such Global Security or Securities;

(xi) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Subordinated Debt Securities of the series shall be issuable and whether any such denominations may change at any time while such Subordinated Debt Securities are outstanding, or upon registration or transfer of, or in exchange for, or in lieu of, other Subordinated Debt Securities of the series pursuant to Sections 3.04, 3.05, 4.06 or 13.05;

(xii) if other than the full principal amount thereof, the portion of the principal amount and/or accrued interest of Subordinated Debt Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02 or allowable in bankruptcy;

(xiii) the currency or currencies of denomination of the Subordinated Debt Securities of the series, which may be in Dollars, any Foreign Currency or any composite currency (including, but not limited to, the Euro), and, if such currency of denomination is a composite currency other than the Euro, the agency or organization, if any, responsible for overseeing such composite currency;

(xiv) the currency or currencies in which payment of the principal of (and premium, if any) and interest on Subordinated Debt Securities of the series will be made, and the currency or currencies (in addition to Dollars), if any, in which payment of the principal of (and premium, if any) or interest on Subordinated Debt Securities of the series, at the election of each of the Holders thereof, may also be payable;

(xv) if the amount of payments of principal of (and premium, if any) or interest on Subordinated Debt Securities of the series may be determined with reference to an index, formula or other method based on a coin, currency or currencies other than that in which the Subordinated Debt Securities of the series denominated or designated to be payable, the manner in which such amounts shall be determined;

(xvi) if the payments of principal of (and premium, if any) or the interest on the Subordinated Debt Securities of the series are to be made in a Foreign Currency other than the Foreign Currency in which such Subordinated Debt Securities are denominated, the manner in which the exchange rate with respect to such payments shall be determined;

(xvii) if other than as set forth in this Indenture, any terms with respect to subordination of such Subordinated Debt Securities, including, without limitation, the definition of “Senior Indebtedness”;

(xviii) any listing of such Subordinated Debt Securities on any securities exchange;

(xix) the applicability of any guarantees of the Subordinated Debt Securities;

(xx) provisions, if any, granting special rights to the Holders of Subordinated Debt Securities of the series upon the occurrence of such events as may be specified (including, without limiting the generality of the foregoing, any make-whole amount payable upon any such specified event);

(xxi) whether the Subordinated Debt Securities of the series shall be subject to defeasance pursuant to either or both of Sections 11.03 and 11.04;

(xxii) whether the Subordinated Debt Securities of the series shall be issued with warrants to purchase such Subordinated Debt Securities or the Subordinated Debt Securities of any other series attached thereto;

(xxiii) whether the Subordinated Debt Securities of the series shall be convertible or exchangeable into shares of common stock or preferred stock of the Company, or any of its other Capital Stock, or any Capital Stock of any other issuer, cash, or any other property, or any combination of the foregoing, the terms on which such Subordinated Debt Securities are convertible, including the initial conversion price, the conversion period, any events requiring an adjustment of the applicable conversion price and any requirements relating to the reservation of such shares of common stock or preferred stock for purposes of conversion; and

(xxiv) any other terms of the Subordinated Debt Securities of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Subordinated Debt Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution or Officers’ Certificate or in any such indenture supplemental hereto. All Subordinated Debt Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to such Board Resolution, such Officers’ Certificate or in any such indenture supplemental hereto.

Section 3.02. Denominations. The Subordinated Debt Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified in accordance with the requirements of Section 3.01. In the absence of any such provisions with respect to the Subordinated Debt Securities of any series and except as provided in Section 3.03, the Subordinated Debt Securities of such series shall be issuable in denominations of $1,000 or any integral multiple thereof.

Section 3.03. Execution, Authentication, Delivery and Dating.

(a) The Subordinated Debt Securities shall be executed on behalf of the Company by the Chairman of its Board of Directors, its Chief Executive Officer or its Chief Financial Officer, and by its Treasurer, any Assistant Treasurer, Secretary or any Assistant Secretary under its corporate seal. The signature of any of these officers on the Subordinated Debt Securities may be manual or facsimile. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Subordinated Debt Securities. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Subordinated Debt Security that has been duly authenticated and delivered by the Trustee.

Subordinated Debt Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Subordinated Debt Securities or did not hold such offices at the date of such Subordinated Debt Securities.

(b) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Subordinated Debt Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Subordinated Debt Securities; and the Trustee in accordance with the Company Order shall authenticate and deliver such Subordinated Debt Securities. The Trustee shall be entitled to receive, prior to the authentication and delivery of such Subordinated Debt Securities, the Board Resolution, Officer’s Certificate or supplemental indenture pursuant to which the terms and form of such Subordinated Debt Securities have been established, an Officers’ Certificate as to the absence of any event which is an Event of Default and an Opinion of Counsel stating that:

(i) all instruments furnished by the Company to the Trustee in connection with the authentication and delivery of such Subordinated Debt Securities conform to the requirements of this Indenture and constitute sufficient authority hereunder for the Trustee to authenticate and deliver such Subordinated Debt Securities;

(ii) the form of such Subordinated Debt Securities has been established in conformity with the provisions of this Indenture;

(iii) the terms of such Subordinated Debt Securities have been established in conformity with the provisions of this Indenture;

(iv) in the event that the form or terms of such Subordinated Debt Securities have been established in a supplemental indenture, the execution and delivery of such supplemental indenture have been duly authorized by all necessary corporate action of the Company, such supplemental indenture has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, is a legal, valid, binding and enforceable instrument of the Company, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

(v) the execution and delivery of such Subordinated Debt Securities have been duly authorized by all necessary corporate action of the Company and such Subordinated Debt Securities have been duly executed by the Company and, assuming due authentication by the Trustee and delivery by the Company, are the legal, valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

(vi) such other matters as the Trustee may reasonably request.

Notwithstanding the provisions of Section 3.01 and this Section 3.03 , if all the Subordinated Debt Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate or supplemental indenture otherwise required pursuant to Section 3.01 or the Company Order, Board Resolution, Officers’ Certificate or supplemental indenture, and Opinion of Counsel required pursuant to this Section 3.03 at or prior to the time of authentication of each Subordinated Debt Security of such series if such documents were delivered at or prior to the time of authentication upon original issuance of the first Subordinated Debt Security of such series to be issued.

(c) If the Company shall establish pursuant to Section 3.01 that the Subordinated Debt Securities of a series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with this Section and the Company Order with respect to such series, authenticate and deliver one or more Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Outstanding Subordinated Debt Securities of such series issued and not yet cancelled, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or its custodian or pursuant to such Depositary’s instructions and (iv) shall bear a legend substantially to the following effect:

“UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SUBORDINATED DEBT SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SUBORDINATED DEBT SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

(d) Each Depositary designated pursuant to Section 3.01 must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

(e) The Trustee shall have the right to decline to authenticate and deliver any Subordinated Debt Security under this Section if the Trustee, upon the advice of counsel, determines that such action may not lawfully be taken or if the Trustee, by a committee of Responsible Officers, shall determine in good faith that the authentication and delivery of such Subordinated Debt Security would be unjustly prejudicial to Holders of Outstanding Subordinated Debt Securities or affect the Trustee’s own rights, duties or immunities under the Subordinated Debt Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

(f) Each Subordinated Debt Security shall be dated the date of its authentication, unless otherwise provided by the terms established and contemplated by Section 3.01.

(g) No Subordinated Debt Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Subordinated Debt Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual or facsimile signature of one of its authorized signatories, and such certificate upon any Subordinated Debt Security shall be conclusive evidence, and the only evidence, that such Subordinated Debt Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

(h) [Reserved].

Section 3.04. Temporary Subordinated Debt Securities. Pending the preparation of definitive Subordinated Debt Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Subordinated Debt Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Subordinated Debt Securities in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Subordinated Debt Securities may determine, as evidenced by their execution of such Subordinated Debt Securities. In the case of Subordinated Debt Securities of any series, such temporary Subordinated Debt Securities may be in global form, representing all of the Outstanding Subordinated Debt Securities of such series.

If temporary Subordinated Debt Securities of any series are issued, the Company will cause definitive Subordinated Debt Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Subordinated Debt Securities of such series, the temporary Subordinated Debt Securities of such series shall be exchangeable for definitive Subordinated Debt Securities of such series upon surrender of the temporary Subordinated Debt Securities of such series at the office or agency of the Company in a Place of Payment for such series without charge to the Holder. Upon surrender for cancellation of any one or more temporary Subordinated Debt Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Subordinated Debt Securities of such series in any authorized denominations. Until so exchanged, the temporary Subordinated Debt Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Subordinated Debt Securities of such series.

Section 3.05. Registration, Transfer and Exchange. The Company shall cause to be kept a register (herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall register, and will register the transfer of, Subordinated Debt Securities. Separate registers may be kept for separate series of Subordinated Debt Securities. Unless and until otherwise determined by the Company, the Security Register shall be kept at the office or agency of the Company maintained pursuant to Section 5.02, which office or agency is hereby appointed “Security Registrar” for the purpose of registering Subordinated Debt Securities and registering the transfer of Subordinated Debt Securities as herein provided. At all reasonable times the Security Register shall be open for inspection by the Trustee during normal business hours.

Upon surrender for registration of transfer of any Subordinated Debt Security of any series at the office or agency of the Company maintained for such purpose, the Company shall execute, and the Trustee, upon receipt of a Company Order to do so, shall authenticate and deliver, in the name of the designated transferee or transferees, a like aggregate principal amount of one or more new Subordinated Debt Securities of the same series in any authorized denominations.

Notwithstanding any other provision of this Section 3.05, unless and until it is exchanged in whole or in part for Subordinated Debt Securities in definitive registered form, a Global Security representing all or a portion of the Subordinated Debt Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

At the option of the Holder, Subordinated Debt Securities of any series (except a Global Security) may be exchanged for a like aggregate principal amount of other Subordinated Debt Securities of the same series in any authorized denominations upon surrender of the Subordinated Debt Securities to be exchanged at such office or agency. Whenever any Subordinated Debt Securities are so surrendered for exchange, the Company shall execute and the Trustee shall, upon receipt of a Company Order to do so, authenticate and deliver the Subordinated Debt Securities which the Holder making the exchange is entitled to receive, bearing numbers not contemporaneously outstanding.

If at any time the Depositary for the Subordinated Debt Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Subordinated Debt Securities of such series or if at any time the Depositary for the Subordinated Debt Securities of such series shall no longer be eligible under Section 3.03(d), the Company shall appoint a successor Depositary with respect to the Subordinated Debt Securities of such series. If a successor Depositary for the Subordinated Debt Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company’s election pursuant to Section 3.01(x) shall no longer be effective with respect to the Subordinated Debt Securities of such series and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Subordinated Debt Securities of such series, will authenticate and deliver, Subordinated Debt Securities of such series in definitive registered form without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series, in exchange for such Global Security or Securities.

The Company may at any time and in its sole discretion determine that the Subordinated Debt Securities of any series issued in the form of one or more Global Securities shall no longer be represented by a Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Subordinated Debt Securities of such series, will authenticate and deliver, Subordinated Debt Securities of such series in definitive registered form without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series, in exchange for such Global Security or Securities.

If specified by the Company pursuant to Section 3.01 with respect to a series of Subordinated Debt Securities, the Depositary for such series of Subordinated Debt Securities may surrender a Global Security for such series of Subordinated Debt Securities in exchange in whole or in part for Subordinated Debt Securities of such series in definitive registered form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall, upon receipt of a Company Order to do so, authenticate and deliver, without service charge,

(i) to the Person specified by such Depositary a new Subordinated Debt Security or Securities of the same series, of any authorized denomination as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and

(ii) to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Subordinated Debt Securities authenticated and delivered pursuant to Clause (i) above.

Upon the exchange of a Global Security for Subordinated Debt Securities in definitive registered form without coupons, in authorized denominations, such Global Security shall be cancelled by the Trustee. Subordinated Debt Securities in definitive registered form without coupons issued in exchange for a Global Security pursuant to this Section 3.05 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Subordinated Debt Securities to or as directed by the Persons in whose names such Subordinated Debt Securities are so registered.

All Subordinated Debt Securities issued upon any transfer or exchange of Subordinated Debt Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Subordinated Debt Securities surrendered upon such transfer or exchange.

Every Subordinated Debt Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Security Registrar or the Trustee) be duly endorsed by the appropriate persons and be accompanied by reasonable assurances that the endorsements are genuine and effective, or shall be accompanied by a written instrument of transfer in form satisfactory to the Company, the Security Registrar and the Trustee, duly executed by the Holder thereof or his attorney duly authorized in writing, and such other documentation as the Company, the Security Registrar or the Trustee may reasonably require.

No service charge shall be made for any transfer or exchange of Subordinated Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Subordinated Debt Securities, other than exchanges pursuant to Section 3.04, 4.06 or 13.05 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange any Subordinated Debt Security of any particular series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Subordinated Debt Securities of such series selected for redemption under Section 4.02 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Subordinated Debt Security so selected for redemption in whole or in part, except the unredeemed portion of any Subordinated Debt Security being redeemed in part.

Section 3.06. Mutilated, Destroyed, Lost and Stolen Subordinated Debt Securities. If (i) any mutilated Subordinated Debt Security is surrendered to the Trustee or (ii) the Company and the Trustee receive evidence to their satisfaction of the ownership of and the destruction, loss or theft of any Subordinated Debt Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to hold each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Subordinated Debt Security has been acquired by a bona fide purchaser, the Company shall execute and upon receipt of a Company Order to do so, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Subordinated Debt Security, a new Subordinated Debt Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Subordinated Debt Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Subordinated Debt Security, pay such Subordinated Debt Security.

Upon the issuance of any new Subordinated Debt Security under this Section 3.06, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Company and the Trustee) connected therewith.

Every new Subordinated Debt Security of any series issued pursuant to this Section 3.06 in lieu of any destroyed, lost or stolen Subordinated Debt Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Subordinated Debt Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Subordinated Debt Securities of such series duly issued hereunder.

The provisions of this Section 3.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Subordinated Debt Securities.

Section 3.07. Payment of Interest; Interest Rights Preserved. Interest on any Subordinated Debt Security which is payable and is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name that Subordinated Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. At the option of the Company, payment of interest on any Subordinated Debt Security may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or, if so specified in the manner contemplated by Section 3.01, by wire transfer to an account designated by such Person in writing to the Trustee.

Any interest on any Subordinated Debt Security of any series which is payable but is not punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of his having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Subordinated Debt Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Subordinated Debt Security of such series, the date of the proposed payment and the Special Record Date therefor, which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. At the same time, the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Unless the Trustee is acting as the Security Registrar, promptly after such Special Record Date the Company shall furnish the Trustee a list, or shall make arrangements satisfactory to the Trustee with respect thereto, of the names and addresses of, and principal amounts of Subordinated Debt Securities held by, the Holders appearing on the Security Register at the close of business on such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Subordinated Debt Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date.

Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Subordinated Debt Securities of such series (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following Clause (ii).

(ii) The Company may make payment of any Defaulted Interest on the Subordinated Debt Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Subordinated Debt Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause (ii), such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 3.07, each Subordinated Debt Security delivered under this Indenture upon registration or transfer of or in exchange for or in lieu of any other Subordinated Debt Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Subordinated Debt Security.

Section 3.08. Persons Deemed Owners. Prior to due presentment of a Subordinated Debt Security for registration or transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person whose name such Subordinated Debt Security is registered as the owner of such Subordinated Debt Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.07) interest on such Subordinated Debt Security and for all other purposes whatsoever, whether or not such Subordinated Debt Security shall be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 3.09. Cancellation. All Subordinated Debt Securities surrendered for payment, redemption, registration, transfer or exchange or for credit against any payment in respect of a sinking or analogous fund, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Subordinated Debt Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Subordinated Debt Securities so delivered shall be promptly cancelled by the Trustee. Acquisition by the Company of any Subordinated Debt Security shall not operate as a redemption or satisfaction of the indebtedness represented by such Subordinated Debt Securities unless and until the same is delivered to the Trustee for cancellation. No Subordinated Debt Securities shall be authenticated in lieu of or in exchange for any Subordinated Debt Securities cancelled as provided in this Section, except as expressly permitted in this Indenture. All cancelled Subordinated Debt Securities held by the Trustee may be disposed of, and the Trustee shall certify to the Company upon its request therefor any disposal thereof, unless, by a Company Order, the Company shall direct that cancelled Subordinated Debt Securities be returned to it.

Section 3.10. Computation of Interest. Except as otherwise specified as contemplated by Section 3.01 for Subordinated Debt Securities of any series, interest on the Subordinated Debt Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11. Cusip and ISIN Numbers. The Company in issuing the Securities may use “CUSIP” and/or “ISIN” numbers (if then generally in use), and the Trustee shall use CUSIP or ISIN numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders and no representation shall be made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption, exchange or conversion. The Company will promptly notify, and in any event within 10 Business Days, the Trustee of any initial CUSIP and/or ISIN numbers and of any changes in the CUSIP and/or ISIN numbers.

Section 3.12. Payment in Currencies. (a) Payment of the principal of (and premium, if any) and interest on the Subordinated Debt Securities of any series shall be made in the currency or currencies specified pursuant to Section 3.01; provided that, if so specified in the manner provided in Section 3.01, the Holder of a Subordinated Debt Security of such series may elect to receive such payment in any one of (i) Dollars and (ii) any other currency acceptable to the Trustee designated for such purpose pursuant to Section 3.01. A Holder may make such election by delivering to the Trustee a written notice thereof, substantially in the form attached hereto as Exhibit A or in such other form as may be acceptable to the Trustee, not later than the close of business on the Regular or Special Record Date immediately preceding the applicable Interest Payment Date or the fifteenth day immediately preceding Maturity, as the case may be, with respect to Subordinated Debt Securities of such series. Such election shall remain in effect with respect to such Holder until such Holder delivers to the Trustee a written notice substantially in the form attached hereto as Exhibit A or in such other form as may be acceptable to the Trustee specifying a change in the currency in which such payment is to be made; provided that any such notice must be delivered to the Trustee not later than the close of business on the Regular or Special Record Date immediately preceding the next Interest Payment Date or the fifteenth day immediately preceding Maturity, as the case may be, with respect to Subordinated Debt Securities of such series in order to be effective for the payment to be made thereon; and provided further that no such change in currency may be made with respect to payments to be made on any Subordinated Debt Security with respect to which notice of redemption has been given by the Company pursuant to Section 4.02.

(b) Except as otherwise specified in the manner contemplated by Section 3.01, the Trustee shall deliver to the Company, not later than the fourth Business Day following each Regular or Special Record Date with respect to an Interest Payment Date or the tenth Business Day immediately preceding Maturity, as the case may be, with respect to a series of Subordinated Debt Securities, a written notice specifying, in the currency in which such series of Subordinated Debt Securities is denominated, the aggregate amount of the principal of (and premium, if any) and interest on such series of Subordinated Debt Securities to be paid on such payment date. If payments in respect of such series of Subordinated Debt Securities are designated to be made in a currency other than the currency in which such series of Subordinated Debt Securities is denominated or if at least one Holder has made the election referred to in Subsection (a) above with respect to such series of Subordinated Debt Securities, then the written notice referred to in the preceding sentence shall also specify, in each currency in which payment in respect of such series of Subordinated Debt Securities is to be made pursuant to said Subsection (a), the amount of principal of (and premium, if any) and interest on such series of Subordinated Debt Securities to be paid in such currency on such payment date.

(c) The Company shall deliver to the Trustee, not later than the eighth Business Day following each Regular or Special Record Date or the tenth day immediately preceding Maturity, as the case may be, with respect to a series of Subordinated Debt Securities, an Exchange Rate Officer’s Certificate in respect of the Dollar or Foreign Currency payments to be made on such payment date in respect of such Subordinated Debt Securities. Except as otherwise specified in the manner contemplated by Section 3.01, the amount receivable by Holders of a series of Subordinated Debt Securities who have elected payment in a currency other than the currency in which such series of Subordinated Debt Securities is denominated as provided in Subsection (a) above shall be determined by the Company on the basis of the applicable Exchange Rate.

(d) If the Foreign Currency in which a series of Subordinated Debt Securities is denominated ceases to be used both by the government of the country that issued such currency and for the settlement of transactions by public institutions of or within the international banking community, then, with respect to each date for the payment of principal of (and premium, if any) and interest on such series of Subordinated Debt Securities occurring after the final date on which such Foreign Currency was so used, all payments with respect to the Subordinated Debt Securities of such series shall be made in Dollars. If payment is to be made in Dollars to the Holders of any such series of Subordinated Debt Securities pursuant to the provisions of the preceding sentence, then the amount to be paid in Dollars on a payment date by the Company to the Trustee and by the Trustee or any Paying Agent to Holders shall be determined by the Trustee as of the Regular or Special Record Date immediately preceding the applicable Interest Payment Date or the fifteenth day immediately preceding Maturity, as the case may be, with respect to Subordinated Debt Securities of such series, and shall be equal to the sum obtained by translating the specified Foreign Currency into Dollars at the applicable Exchange Rate on the last Record Date on which such Foreign Currency was so used in either fashion; provided that payment to a Holder of a Subordinated Debt Security of such series shall be made in a different Foreign Currency if that holder has properly elected or properly elects payment in such Foreign Currency as provided for by Subsection (a) above.

If a Holder of a Subordinated Debt Security denominated in a composite currency has elected payment in a specified Foreign Currency as provided for by Subsection (a) above and such Foreign Currency ceases to be used both by the government of the country that issued such currency and for the settlement of transactions by public institutions of or within the international banking community, such Holder shall, subject to Subsection (d)(i) below, receive payment in such composite currency; provided that such payment to such Holder shall be made in a different Foreign Currency or in Dollars if that Holder has properly elected or properly elects payments in such Foreign Currency or in Dollars as provided for by Subsection (a) above.

(i) If any composite currency in which a Subordinated Debt Security is denominated or payable ceases to be used for the purposes for which it was established, then, with respect to each date for the payment of principal of (and premium, if any) and interest on a series of Subordinated Debt Securities denominated or payable in such composite currency, as the case may be, occurring after the last date on which such composite currency was so used (the “Conversion Date”), all payments in respect of the Subordinated Debt Securities of such series shall be made in Dollars; provided that payment to a Holder of a Subordinated Debt Security of such series shall be made in a Foreign Currency if that Holder has properly elected or properly elects payment in such Foreign Currency as provided for by Subsection (a) above.

If payment in respect of Subordinated Debt Securities of a series denominated in any composite currency is to be made in Dollars pursuant to the provisions of the preceding paragraph, then the amount to be paid in Dollars on a payment date by the Company to the Trustee and by the Trustee or any Paying Agent to Holders shall be determined by the Trustee as of the Regular or Special Record Date immediately preceding the applicable Interest Payment Date or the fifteenth day immediately preceding Maturity, as the case may be, with respect to Subordinated Debt Securities of such series, and shall be equal to the sum of the amounts obtained by translating each Component of such composite currency into Dollars at the applicable Exchange Rate for such Component on such Record Date or fifteenth day, as the case may be, multiplied by the number of units of such composite currency that would have been so paid had such composite currency not ceased to be so used. If payment is to be made in a Foreign Currency to a Holder of a Subordinated Debt Security of such series pursuant to the preceding paragraph, then the amount to be paid in such Foreign Currency on a payment date by the Company to the Trustee and by the Trustee or any Paying Agent to such Holder shall be determined by the Trustee as of such Record Date or fifteenth day, as the case may be, and shall be determined by (A) translating each Component of such composite currency into Dollars at the applicable Exchange Rate for such Component on such Record Date or fifteenth day, as the case may be, and (B) translating the sum in Dollars so obtained into such Foreign Currency at the applicable Exchange Rate for such Foreign Currency on such Record Date or fifteenth day, as the case may be.

All decisions and determinations of the Trustee regarding the translation of Foreign Currency into Dollars or the translation of any composite currency into Dollars or the translation of Dollars into Foreign Currency pursuant to this Subsection (d) shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company and all Holders of the Subordinated Debt Securities.

If a Foreign Currency in which a series of Subordinated Debt Securities is denominated or in which payments in respect of Subordinated Debt Securities of such series may be made ceases to be used both by the government of the country that issued such currency and for the settlement of transactions by public institutions of or within the international banking community, the Company, in the event that it learns thereof (without any duty to investigate), will immediately give notice thereof to the Trustee (and the Trustee promptly thereafter will give notice to the relevant Holders in the manner provided in Section 15.05) specifying the last date on which such Foreign Currency was so used in either fashion. In the event any composite currency in which a Subordinated Debt Security is denominated or payable ceases to be used for the purposes for which it was established, the Company, upon learning thereof, will immediately give notice thereof to the Trustee (and the Trustee promptly thereafter will give notice to the relevant Holders in the manner provided in Section 15.05) specifying the Conversion Date with respect to such composite currency and the Components of such composite currency on such Conversion Date. In the event of any subsequent change in any such Component, the Company, upon learning thereof, will give notice to the Trustee similarly. The Trustee shall be fully justified and protected in relying and acting upon the information so received by it from the Company and shall not otherwise have any duty or obligation to determine such information independently.

ARTICLE 4

Redemption of Subordinated Debt Securities; Sinking Fund

Section 4.01. Applicability of Right of Redemption. Redemption of Subordinated Debt Securities (other than pursuant to a sinking fund or analogous provision) permitted by the terms of any series of Subordinated Debt Securities shall be made in accordance with such terms and the applicable provisions of this Article; provided, however, that if any such terms of a series of Subordinated Debt Securities shall conflict with any provision of this Article, the terms of such series shall govern. In addition, the Company may purchase, acquire or otherwise hold Subordinated Debt Securities.

Section 4.02. Notice of Redemption. If the Company shall elect to redeem the Subordinated Debt Securities of any series in whole or in part as aforesaid, it shall fix a date for redemption and give notice of its election so to redeem by mailing written notice, postage prepaid, at least 15 days but not more than 30 days before the Redemption Date, to each Holder of Subordinated Debt Securities to be redeemed as a whole or in part. Any notice which shall be mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder shall receive such notice. Failure to mail such notice, or any defect in the notice mailed, to the Holder of any Subordinated Debt Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Subordinated Debt Security.

Each notice of redemption shall state:

(i) such election to redeem on the part of the Company;

(ii) the Redemption Date;

(iii) the Place or Places of Payment where such Subordinated Debt Securities may be surrendered for payment of the Redemption Price and any accrued interest;

(iv) the Redemption Price, or if the Redemption Price is not then ascertainable, the manner of calculation thereof;

(v) that the Subordinated Debt Securities designated in such notice for redemption are required to be presented on or after such Redemption Date and at such Place or Places of Payment and that interest to the Redemption Date on the Subordinated Debt Securities called for redemption will be paid as specified in said notice and shall cease to accrue thereon on such date;

(vi) if less than all Outstanding Subordinated Debt Securities of a series are to be redeemed, the notice shall also identify (and, in the case of partial redemption, state the principal amounts of) the particular Subordinated Debt Securities that are to be redeemed.

(vii) in case of partial redemption, the notice shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Subordinated Debt Security, a new Subordinated Debt Security of the same series in aggregate principal amount equal to the unredeemed portion thereof will be issued; and

(viii) that the redemption is for a sinking fund, if such is the case; and

(ix) the CUSIP Number and, if applicable, the ISIN Number of the Subordinated Debt Securities being redeemed.

Any notice of redemption of Subordinated Debt Securities at the option of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

Section 4.03. Selection of Subordinated Debt Securities on Partial Redemption. Except as otherwise specified in the manner contemplated by Section 3.01 for the Subordinated Debt Securities of any series, if the Company shall at any time elect to redeem less than all the Subordinated Debt Securities of such series then Outstanding, it shall notify the Trustee of the principal amount of Subordinated Debt Securities to be redeemed before the mailing of the notice of redemption pursuant to Section 4.02, and thereupon the Trustee shall select, in such manner as the Trustee shall deem appropriate and fair and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Subordinated Debt Securities of such series or any integral multiple thereof that is also an authorized denomination, but in no event shall such portion be less than $1,000) of the principal amount of Subordinated Debt Securities of such series of a denomination larger than the minimum authorized denomination for Subordinated Debt Securities of such series.

The Trustee shall promptly notify the Company in writing of the Subordinated Debt Securities selected for redemption and, in the case of any Subordinated Debt Security selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Subordinated Debt Securities shall relate, in the case of any Subordinated Debt Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Subordinated Debt Security that has been or is to be redeemed.

Section 4.04. Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 5.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Subordinated Debt Securities or portions thereof which are to be redeemed on that date, in the currency or currencies in which such Redemption Price shall be paid.

Section 4.05. Subordinated Debt Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Subordinated Debt Securities so to be redeemed shall, on the Redemption Date specified in such notice, become due and payable at the applicable Redemption Price, together with interest accrued thereon to such Redemption Date, and from and after such Redemption Date (unless the Company shall default in the payment of such Redemption Price or any such accrued interest), interest on such Subordinated Debt Securities shall cease to accrue. Upon surrender of such Subordinated Debt Securities for redemption in accordance with said notice, such Subordinated Debt Securities shall be paid by the Company at the applicable Redemption Price, together with interest accrued to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Subordinated Debt Securities, or one or more Predecessor Securities, registered as such on the relevant Record Dates according to their terms and the provisions of Section 3.07.

If any Subordinated Debt Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof and premium, if any, thereon shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in such Subordinated Debt Security.

Section 4.06. Subordinated Debt Securities Redeemed in Part. Any Subordinated Debt Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Security Registrar and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Subordinated Debt Security without service charge, a new Subordinated Debt Security or Subordinated Debt Securities of the same series, in any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Subordinated Debt Security so surrendered, except that if a Global Security is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the Depositary for such Global Security, without service charge, a new Global Security or Securities in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered.

Section 4.07. Applicability of Sinking Fund. Redemption of Subordinated Debt Securities permitted or required pursuant to a sinking fund for the retirement of Subordinated Debt Securities of a series shall be made in accordance with the applicable provisions of this Article, except as otherwise specified in the manner contemplated by Section 3.01 for Subordinated Debt Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Subordinated Debt Securities of any series is herein referred to as a “Mandatory Sinking Fund Payment”, and any payment in excess of such minimum amount provided for by the terms of Subordinated Debt Securities of any series is herein referred to as an “Optional Sinking Fund Payment”. The cash amount of any Mandatory Sinking Fund Payment shall be subject to reduction as provided in Section 4.08.

Section 4.08. Mandatory and Optional Sinking Funds. In lieu of making all or any part of any Mandatory Sinking Fund Payment with respect to any series of Subordinated Debt Securities in cash, the Company may at its option (a) deliver to the Trustee Subordinated Debt Securities of such series therefore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Company or receive credit for Subordinated Debt Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Company and delivered to the Trustee for cancellation pursuant to Section 3.09, (b) receive credit for Optional Sinking Fund Payments (not previously so credited) made pursuant to this Section 4.08, or (c) receive credit for Subordinated Debt Securities of such series (not previously so credited) redeemed by the Company through any optional redemption provision contained in the terms of such series. Subordinated Debt Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Subordinated Debt Securities.

On or before the 45th day next preceding each sinking fund payment date for any series, the Company will deliver to the Trustee an Officers’ Certificate (a) specifying the portion of the Mandatory Sinking Fund Payment to be satisfied by credit of Subordinated Debt Securities of such series, (b) stating that none of the Subordinated Debt Securities of such series has theretofore been so credited, (c) stating whether or not the Company intends to exercise its right to make an Optional Sinking Fund Payment with respect to such series and, if so, specifying the amount of such Optional Sinking Fund Payment which the Company intends to pay on or before the next succeeding sinking fund payment date and (d) specifying such sinking fund payment date. Any Subordinated Debt Securities of such series to be credited and required to be delivered to the Trustee in order for the Company to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section 3.09 to the Trustee with such written statement (or reasonably promptly thereafter if acceptable to the Trustee). Such written statement shall be irrevocable and upon its receipt by the Trustee the Company shall become unconditionally obligated to make all the cash payments or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Company, on or before any such 45th day, to deliver such written statement and Subordinated Debt Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Company (i) that the Mandatory Sinking Fund Payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Subordinated Debt Securities of such series in respect thereof and (ii) that the Company will make no Optional Sinking Fund Payment with respect to such series as provided in this Section 4.08.

Section 4.09. Application of Sinking Fund Payments. If a Mandatory Sinking Fund Payment or Optional Sinking Fund Payment made in cash with respect to a particular series of Subordinated Debt Securities, plus any unused balance of any preceding sinking fund payments made in cash with respect to such series, shall exceed $50,000 (or a lesser sum if the Company shall so request), such funds shall be applied by the Trustee on the sinking fund payment date provided for in the terms of a particular series of Subordinated Debt Securities next following the date of such payment, unless the date of such payment shall be a sinking fund payment date, in which case such payment shall be applied on such sinking fund payment date, to a redemption of Subordinated Debt Securities of such series at the Redemption Price specified therein. Not less than 45 days (unless a shorter period shall be satisfactory to the Trustee) before each such sinking fund payment date, the Trustee shall select, in the manner provided in Section 4.03, for redemption on such sinking fund payment date, a sufficient principal amount of Subordinated Debt Securities of such series to absorb said funds, as nearly as may be, and shall, at the expense and in the name of the Company, thereupon cause notice of the redemption of such Subordinated Debt Securities to be given in substantially the manner provided in Section 4.02 for the redemption of Subordinated Debt Securities in part at the option of the Company, except that the notice of redemption shall also state that such Subordinated Debt Securities are being redeemed for the sinking fund. Any sinking fund moneys not so applied by the Trustee to the redemption of Subordinated Debt Securities of such series shall be added to the next sinking fund payment received in funds by the Trustee and, together with such payment, shall be applied in accordance with the provisions of this Section 4.09. Any and all sinking fund moneys held by the Trustee on the last sinking fund payment date with respect to Subordinated Debt Securities of such series, and not held for the payment or redemption of particular Subordinated Debt Securities of such series, shall be applied by the Trustee to the payment of the principal of the Subordinated Debt Securities of such series at Maturity.

On or prior to each sinking fund payment date, the Company shall pay to the Trustee a sum equal to all interest accrued to the date fixed for redemption on Subordinated Debt Securities to be redeemed on such sinking fund payment date pursuant to this Section 4.09.

The Trustee shall not redeem any Subordinated Debt Securities of a series with sinking fund moneys or mail any notice of redemption of Subordinated Debt Securities of such series by operation of the sinking fund during the continuance of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) of which the Trustee has actual knowledge, except that if the notice of redemption of any Subordinated Debt Securities of such series shall theretofore have been mailed in accordance with the provisions hereof, the Trustee shall redeem such Subordinated Debt Securities if cash sufficient for the purpose shall be deposited with the Trustee in accordance with the terms of this Article 4. Except as aforesaid, any moneys in the sinking fund at the time any such Event of Default shall occur and any moneys thereafter paid into the sinking fund shall, during the continuation of such Event of Default, be held as security for the payment of all the Subordinated Debt Securities of such series; provided, however, that in case such Event of Default shall have been cured or waived as provided herein, such moneys shall thereafter be applied on the next sinking fund payment date on which such moneys are required to be applied pursuant to the provisions of this Section 4.09.

ARTICLE 5

Covenants

Section 5.01. Payment of Principal and Interest. The Company covenants and agrees for the benefit of each series of Subordinated Debt Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on the Subordinated Debt Securities of such series in accordance with the terms of the Subordinated Debt Securities of such series and this Indenture.

The Company shall pay interest on overdue principal of a Subordinated Debt Security of any series at the rate of interest prescribed therefor in such Subordinated Debt Security and, to the extent lawful, it shall pay interest on overdue installments of interest at the same rate.

At the option of the Company, payment of principal (and premium, if any) and interest on the Subordinated Debt Securities may be made either by wire transfer or (subject to collection) by check mailed to the address of such person entitled thereto at such address as shall appear in the Securities Register; provided that, in connection with payment by wire transfer, the Paying Agent shall have received appropriate wire transfer instructions at least five (5) Business Days prior to the applicable payment date.

Section 5.02. Maintenance of Offices or Agencies. As long as any of the Subordinated Debt Securities shall remain outstanding, the Company will maintain or will cause to be maintained, in each Place of Payment for any series of Subordinated Debt Securities, one or more offices or agencies where Subordinated Debt Securities of such series may be presented or surrendered for payment, exchange and registration of transfer as provided in this Indenture and where notices and demands to or upon the Company in respect of this Indenture and of the Subordinated Debt Securities of such series may be served. The Company will give written notice to the Trustee of the location of any such office or agency and of any change in the location thereof. In case the Company shall fail to maintain any such office or agency or to give such notice of its location or of any change in the location thereof, presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Company hereby initially appoints the Corporate Trust Office of the Trustee as its office or agency for all the above purposes.

Section 5.03. Money for Subordinated Debt Security; Payments to be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to any series of Subordinated Debt Securities, then, on or before each date on which the principal of (and premium, if any) or interest on any of the Subordinated Debt Securities of that series shall become payable, by their terms or as a result of the calling thereof for redemption, the Company will set apart and segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay such principal (and premium, if any) or interest which shall have become so payable until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will notify the Trustee of its action or failure so to act and of any failure by any other obligor upon the Subordinated Debt Securities of that series to make any such payment.

If the Company shall appoint and at the time have a Paying Agent for the payment of the principal of (and premium, if any) or interest on any series of Subordinated Debt Securities, then, on or before the date on which the principal of (and premium, if any) or interest on any of the Subordinated Debt Securities of that series shall become payable as aforesaid, the Company will pay to such Paying Agent a sum sufficient to pay such principal (and premium, if any) or interest, to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Company will notify the Trustee of its action or failure so to act.

If such Paying Agent shall be other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 5.03, (i) that such Paying Agent shall hold all sums held by it for the payment of the principal of (and premium, if any) or interest on the Subordinated Debt Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided; (ii) that such Paying Agent shall give the Trustee notice of any default by the Company or any other obligor upon the Subordinated Debt Securities of that series in the making of any payment of the principal of (and premium, if any) or interest on the Subordinated Debt Securities of that series when the same shall have become due and payable; and (iii) that such Paying Agent shall, at any time during the continuance of any such default, upon the written request of the Trustee, pay to the Trustee all sums so held in trust by it.

Anything in this Section 5.03 to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it or by any Paying Agent (other than the Trustee) as required by this Section 5.03, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Subordinated Debt Securities of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Subordinated Debt Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 5.04. Corporate Existence. Subject to Article 8, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors or senior management of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 5.05. Annual Statement Concerning Compliance With Covenants. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement signed by the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Treasurer or any Assistant Treasurer of the Company, stating that:

(a) a review of the activities of the Company during such year with regard to its compliance with this Indenture has been made under such director or officer’s supervision; and

(b) to the best of such director or officer’s knowledge , based on such review, the Company has fulfilled all its obligations under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

Section 5.06. Compliance With Covenants and Conditions May Be Waived By Holders of Subordinated Debt Securities. Anything in this Indenture to the contrary notwithstanding, the Company or any Subsidiary may fail or omit in any particular instance to comply with any term, provision or condition set forth in this Article 5 or in a supplemental indenture with respect to any series of Subordinated Debt Securities if the Company shall have obtained and filed with the Trustee, before or after the time for such compliance, evidence (as provided in Article 7) of the consent of the Holders of at least a majority in aggregate principal amount of the Subordinated Debt Securities of such series at the time Outstanding, either waiving such compliance in such instance or generally waiving compliance with such term, provision or condition, but no such waiver shall extend to or affect any obligation not waived by the terms of such waiver or impair any right consequent thereon.

Section 5.07. Change of Control.

If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem the Subordinated Debt Securities, Holders of Subordinated Debt Securities will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their Securities pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, the Company shall offer payment in cash equal to 101% of the aggregate principal amount of Subordinated Debt Securities repurchased plus accrued and unpaid interest, if any, on the Subordinated Debt Securities repurchased, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company shall mail a notice to Holders of Subordinated Debt Securities describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase the Subordinated Debt Securities on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures described herein and in such notice. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Subordinated Debt Securities as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions herein, the Company shall be required to comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control provisions herein by virtue of such conflicts.

On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Subordinated Debt Securities or portions of Subordinated Debt Securities properly tendered pursuant to the Change of Control Offer; (ii) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Subordinated Debt Securities or portions of Subordinated Debt Securities properly tendered; and (iii) deliver or cause to be delivered to the Trustee the Subordinated Debt Securities properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Subordinated Debt Securities or portions of Subordinated Debt Securities being purchased.

“Below Investment Grade Rating Event” means the Subordinated Debt Securities are rated below an Investment Grade Rating by both of the Rating Agencies (as defined below) on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company or one of its subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s voting stock; or (3) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors (as defined below). Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Company becomes a wholly owned subsidiary of a holding company that has agreed to be bound by the terms of the Securities and (2) the Holders of the voting stock of such holding company immediately following that transaction are substantially the same as the Holders of the Company’s voting stock immediately prior to that transaction.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who (1) was a member of such Board of Directors on the date of original issuance of the Securities; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either Moody’s or S&P ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company (as certified by a Board Resolution) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill Financial, Inc.

ARTICLE 6

Remedies

Section 6.01. Events of Default. Except where otherwise indicated by the context or where the term is otherwise defined for a specific purpose, the term “Event of Default” as used in this Indenture with respect to Subordinated Debt Securities of any series shall mean one of the following described events unless it is either inapplicable to a particular series or it is specifically deleted or modified in the supplemental indenture Officer’s Certificate, if any, under which such series of Subordinated Debt Securities is issued:

(a) the failure of the Company to pay any installment of interest on any Subordinated Debt Security of such series, when and as the same shall become due and payable, which failure shall have continued unremedied for a period of 30 days or, if interest deferral is applicable to such series pursuant to Section 3.01, failure to pay in full the interest accrued on any Subordinated Debt Securities of such series when such interest becomes due and payable upon the conclusion of an interest deferral period having the maximum permitted length specified pursuant to Section 3.01 and continuance of that failure for a period of 30 days thereafter;

(b) the failure of the Company to pay the principal or premium, if any, on any Subordinated Debt Security of such series, when and as the same shall become payable, whether at maturity as therein expressed, by call for redemption (otherwise than pursuant to a sinking fund), by declaration of acceleration as authorized by this Indenture or otherwise;

(c) the failure of the Company to pay a sinking fund installment, if any, when and as the same shall become due and payable by the terms of a Subordinated Debt Security of such series, which failure shall have continued unremedied for a period of 30 days;

(d) the entry by a court having jurisdiction in the premises of a decree or order for relief in respect of the Company in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for substantially all of its property, or ordering the winding-up or liquidation of the Company’s affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days;

(e) the commencement by the Company of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Company to the entry of an order for relief in an involuntary case under any such law, or the consent by the Company to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or similar official) of the Company or for substantially all of its property, or the making by it of an assignment for the benefit of creditors; or

(f) the occurrence of any other event of default with respect to the Subordinated Debt Securities of such series as provided in a supplemental indenture applicable to such series of Subordinated Debt Securities or a Board Resolution or Officer’s Certificate pursuant to which such series of Subordinated Debt Securities is established.

Section 6.02. Acceleration of Maturity on Default; Waiver. If any one or more Events of Default shall happen with respect to Subordinated Debt Securities of any series at the time Outstanding, then, and in each and every such case, during the continuance of any such Event of Default, the Trustee or the Holders of 25% or more in aggregate principal amount of the Subordinated Debt Securities of such series then Outstanding may, and upon the written request of the Holders of a majority in aggregate principal amount of such Subordinated Debt Securities then Outstanding the Trustee shall, declare the principal amount (or, if the Subordinated Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of and all accrued but unpaid interest (if any) on all the Subordinated Debt Securities of such series then Outstanding, if not then due and payable, to be due and payable, and upon any such declaration the same shall become and be immediately due and payable, anything contained in this Indenture or in the Subordinated Debt Securities of such series to the contrary notwithstanding; provided that no Event of Default with respect to Subordinated Debt Securities of a series, except with respect to an Event of Default under Subsections (e) and (f) of Section 6.01, shall constitute an Event of Default with respect to Subordinated Debt Securities of any other series. The foregoing provision, however, is subject to the condition that, if at any time after the principal amount (or specified amount) of and all accrued but unpaid interest (if any) on all the Subordinated Debt Securities of such series shall have been so declared to be due and payable, all arrears of interest, if any, upon all the Subordinated Debt Securities of such series (with interest, to the extent that interest thereon shall be legally enforceable, on any overdue installment of interest at the rate borne by the Subordinated Debt Securities of such series) and all amounts owed to the Trustee and any predecessor trustee hereunder under Section 10.01(a) and all other sums payable under this Indenture (except the principal of the Subordinated Debt Securities of such series which would not be due and payable were it not for such declaration), shall be paid by the Company, and every other default and Event of Default under this Indenture shall have been cured to the reasonable satisfaction of the Holders of a majority in aggregate principal amount of the Subordinated Debt Securities of such series then Outstanding, or provision deemed by such Holders to be adequate therefor shall have been made, then and in every such case the Holders of a majority in aggregate principal amount of the Subordinated Debt Securities of such series then Outstanding may, on behalf of the Holders of all the Subordinated Debt Securities of such series, waive the Event of Default by reason of which the principal of the Subordinated Debt Securities of such series shall have been so declared to be due and payable and may rescind and annul such declaration and its consequences; but no such waiver, recission or annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon. Any declaration by the Trustee pursuant to this Section 6.02 shall be by written notice to the Company, and any declaration or waiver by the Holders of Subordinated Debt Securities of any series pursuant to this Section 6.02 shall be by written notice to the Company and the Trustee.

Section 6.03. Collection of Amounts Due and Suits for Enforcement by Trustee. If the Company shall fail for a period of 30 days to pay any installment of interest on the Subordinated Debt Securities of any series, or shall fail to pay the principal of and premium, if any, on any of the Subordinated Debt Securities of such series when and as the same shall become due and payable, whether at maturity, or by call for redemption (otherwise than pursuant to a sinking fund), by declaration as authorized by this Indenture or otherwise, or shall fail for a period of 30 days to make any sinking fund payment as to a series of Subordinated Debt Securities, then, upon demand of the Trustee, the Company will pay to the Trustee for the benefit of the Holders of the Subordinated Debt Securities of such series then Outstanding the whole amount which then shall have become due and payable on all the Subordinated Debt Securities of such series, with interest to the date of payment on the overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law on overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Subordinated Debt Securities of such series) on the overdue installments of interest at the rate borne by the Subordinated Debt Securities of such series, and all amounts owed to the Trustee and any predecessor trustee hereunder under Section 10.01(a).

Until such demand is made by the Trustee, the Company may pay the principal of and interest on the Subordinated Debt Securities of any series to the Holders, whether or not the principal of, and interest on, the Subordinated Debt Securities of such series be overdue.

In case the Company fails forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor upon the Subordinated Debt Securities of such series, and collect the moneys adjudged or decreed to be payable out of the property of the Company or any other obligor upon the Subordinated Debt Securities of such series, wherever situated, in the manner provided by law. Every recovery of judgment in any such action or other proceeding, subject to the payment to the Trustee of all amounts owed to the Trustee and any predecessor trustee hereunder under Section 10.01(a), shall be for the ratable benefit of the Holders of such series of Subordinated Debt Securities which shall be the subject of such action or proceeding. All rights of action upon or under any of the Subordinated Debt Securities or this Indenture may be enforced by the Trustee without the possession of any of the Subordinated Debt Securities and without the production of any thereof at any trial or any proceeding relative thereto.

Section 6.04. Trustee Appointed Attorney-in-Fact for Holders to File Claims. The Trustee is hereby appointed, and each and every Holder, by receiving and holding Subordinated Debt Securities, shall be conclusively deemed to have appointed the Trustee, the true and lawful attorney-in-fact of such Holder, with authority to make or file (whether or not the Company shall be in default in respect of the payment of the principal of (and premium, if any) or interest on any of the Subordinated Debt Securities), in its own name and as trustee of an express trust or otherwise as it shall deem advisable, in any receivership, insolvency, liquidation, bankruptcy, reorganization or other judicial proceeding relative to the Company or any other obligor upon the Subordinated Debt Securities or to their respective creditors or property, any and all claims, proofs of claim, proofs of debt, petitions, consents, other papers and documents and amendments of any thereof, as may be necessary or advisable in order to have the claims of the Trustee and any predecessor trustee hereunder and of the Holders allowed in any such proceeding and to collect and receive any moneys or other property payable or deliverable on any such claim, and to execute and deliver any and all other papers and documents and to do and perform any and all other acts and things, as it may deem necessary or advisable in order to enforce in any such proceeding any of the claims of the Trustee and any predecessor trustee hereunder and any of the Holders, and any receiver, assignee, trustee, custodian or debtor in any such proceeding is hereby authorized, and each and every holder, by receiving and holding Subordinated Debt Securities, shall be conclusively deemed to have authorized any such receiver, assignee, trustee, custodian or debtor to make any such payment or delivery only to or on the order of the Trustee, and to pay to the Trustee any amount due it and any predecessor trustee hereunder under Section 10.01(a); provided, however, that nothing herein contained shall be deemed to authorize or empower the Trustee to consent to or accept or adopt, on behalf of any Holder, any plan of reorganization or readjustment of the Company affecting the Subordinated Debt Securities or the rights of any Holder thereof, or to authorize or empower the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.05. Application of Moneys Collected by Trustee. Any moneys collected by the Trustee with respect to a series of Subordinated Debt Securities under this Article 6 shall be applied in the following order, at the date or dates fixed by the Trustee and, in the case of the distribution of such moneys on account of principal (and premium, if any) or interest, upon presentation of the Subordinated Debt Securities and the notation thereon of the payment, if only partially paid, and upon surrender thereof, if fully paid:

First: To the payment of all amounts due to the Trustee and any predecessor trustee hereunder under Section 10.01(a);

Second: In case the principal of the Outstanding Subordinated Debt Securities of such series shall not have become due and be unpaid, to the payment of interest on the Subordinated Debt Securities of such series, in the order of the Maturity of the installments of such interest, with interest (to the extent that such interest is legally enforceable and has been collected by the Trustee) upon the overdue installments of interest at the rate borne by such Subordinated Debt Securities, such payments to be made ratably to the Persons entitled thereto;

Third: In case the principal of the Outstanding Subordinated Debt Securities of such series shall have become due and payable, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Subordinated Debt Securities of such series for principal (and premium, if any) and interest, with interest on the overdue principal (and premium, if any) and (to the extent that such interest is legally enforceable and has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Subordinated Debt Securities of such series, and in case such moneys shall be insufficient to pay in full the whole amounts so due and unpaid upon the Subordinated Debt Securities of such series, then to the payment of such principal (and premium, if any) and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Subordinated Debt Security of such series over any other Subordinated Debt Security of such series, ratably according to the aggregate amounts of such principal (and premium, if any) and accrued and unpaid interest. The Holders of each series of Subordinated Debt Securities denominated in any composite currency or a Foreign Currency shall be entitled to receive a ratable portion of the amount determined by the Trustee by converting the principal amount Outstanding of such series of Subordinated Debt Securities and matured but unpaid interest on such series of Subordinated Debt Securities in the currency in which such series of Subordinated Debt Securities is denominated into Dollars at the applicable Exchange Rate as of the date of declaration of acceleration of the Maturity of the Subordinated Debt Securities (or, if there is no such Exchange Rate as of such date for the reasons specified in Section 3.12(d)(i), such Exchange Rate on the date specified in such Section).

Any surplus then remaining shall be paid to the Company or to such other Persons as shall be entitled to receive it.

Section 6.06. Holders May Direct Proceedings and Waive Defaults. The Holders of a majority in aggregate principal amount of the Outstanding Subordinated Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee hereunder, or of exercising any trust or power hereby conferred upon the Trustee with respect to the Subordinated Debt Securities of such series; provided, however, that, subject to the provisions of Section 10.01 and 10.02, the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or would be unduly prejudicial to Holders not joining in such direction or would involve the Trustee in personal liability. The Trustee may take any other action which is not inconsistent with such direction.

Prior to any declaration accelerating the Maturity of the Subordinated Debt Securities of any series, the Holders of a majority in aggregate principal amount of the Outstanding Subordinated Debt Securities of such series may on behalf of the Holders of all of the Subordinated Debt Securities of such series waive any past default or Event of Default hereunder and its consequences, except a default in the payment of the principal of (and premium, if any) or interest on any Subordinated Debt Security of such series. Upon any such waiver the Company, the Trustee and the Holders of the Subordinated Debt Securities of such series shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 6.06, said default or Event of Default shall for all purposes of the Subordinated Debt Securities of such series and this Indenture be deemed to have been cured and to be not continuing.

Section 6.07. Limitations on Right of Holders to Institute Proceedings. No Holder of any Subordinated Debt Security of any series shall have any right to institute an action, suit or proceeding at law or in equity with respect to this Indenture, or for the execution of any trust hereunder or for the appointment of a receiver or for any other remedy hereunder, in each case with respect to an Event of Default with respect to such series of Subordinated Debt Securities, unless (i) such Holder previously shall have given to the Trustee written notice of the occurrence and continuation of one or more Events of Default with respect to such series of Subordinated Debt Securities; (ii) the Holders of 25% in aggregate principal amount of the Outstanding Subordinated Debt Securities of such series shall have requested the Trustee in writing to take action in respect of the matter complained of; and (iii) unless such Holder or Holders have offered to the Trustee security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee, for 60 days after receipt of such notification, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding, and such notification, request and offer of indemnity are hereby declared in every such case to be conditions precedent to any such action, suit or proceeding by any Holder of any Subordinated Debt Security of such series, it being understood and intended that no one or more of such Holders shall have any right in any manner whatsoever by his or their action to enforce any right hereunder, except in the manner herein provided, and that every action, suit or proceeding at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all Holders of the Outstanding Subordinated Debt Securities of such series; provided, however, that nothing contained in this Indenture or in the Subordinated Debt Securities of such series shall affect or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and (subject to Section 3.07) interest on the Subordinated Debt Securities of such series to the respective Holders of such Subordinated Debt Securities at the Stated Maturity or Maturities expressed in such Subordinated Debt Securities, or affect or impair the right, which is also absolute and unconditional, of such Holders to institute suit to enforce any such payment.

Section 6.08. Assessment of Costs and Attorneys’ Fees in Legal Proceedings. All parties to this Indenture agree, and each Holder of any Subordinated Debt Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any action, suit or proceeding for the enforcement of any right or remedy under this Indenture, or in any action, suit or proceeding against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such action, suit or proceeding of an undertaking to pay the costs of such action, suit or proceeding, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such action, suit or proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 6.08 shall not apply to any action, suit or proceeding instituted by the Trustee, to any action, suit or proceeding instituted by any one or more Holders holding in the aggregate more than 10% in principal amount of the Outstanding Subordinated Debt Securities of any series, or to any action, suit or proceeding instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any of the Subordinated Debt Securities of such series, on or after the respective Stated Maturity or Maturities expressed in such Subordinated Debt Securities (or, in the case of redemption, on or after the Redemption Date).

Section 6.09. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or rights or remedy or remedies, and each and every right and remedy shall, to the extent permitted by law, be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any default or Event of Default shall impair any such right or remedy or shall be construed to be a waiver of any such default or Event of Default or an acquiescence therein, and every right and remedy given by this Article 6 to the Trustee and to the Holders, respectively, may be exercised from time to time and as often as may be deemed expedient by the Trustee or by the Holders, as the case may be.

In case the Trustee or any Holder shall have proceeded to enforce any right or remedy under this Indenture and the proceedings for the enforcement thereof shall have been discontinued or abandoned because of waiver or for any other reason or shall have been adjudicated adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions and rights hereunder, and thereafter all rights, remedies and powers of the Trustee and the Holders shall continue as though no such proceedings had been taken, except as to any matters so waived or adjudicated.

ARTICLE 7

Actions by Holders

Section 7.01. Actions by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage or a majority in aggregate principal amount of Outstanding Subordinated Debt Securities of any series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), such action may be taken by (a) a meeting of the Holders in accordance with Article 8 or (b) by any instrument or instruments of a substantially similar tenor executed and delivered by the requisite number of Holders in accordance with the provisions of this Article 7.

Section 7.02. Instruments. In order to be effective to take any action under this Article 7, an instrument shall (a) be in writing, (b) express the action to be taken, (c) be executed by or on behalf of a Holder who is such (i) if such instruments have been requested by the Company or the Trustee pursuant to a written notice mailed to all Holders of the affected series, on the date such notice is mailed or (ii) in any other case, on the date the first instrument expressing such action is delivered to the Trustee, and (d) indicate the principal amount of Subordinated Debt Securities to which the instrument relates. Each such instrument must be duly acknowledged or witnessed. If such instrument is executed by a Person other than the Holder, then such instrument shall include, or be accompanied by proof acceptable to the Trustee of, such Person’s authority to execute the instrument.

The ownership of Subordinated Debt Securities shall be proved by the Security Register. The Trustee may accept such other proof or may require such additional proof of any other matter referred to in this Section 7.02 as it shall reasonably deem appropriate or necessary.

Section 7.03. Determining Principal Amount of Outstanding Subordinated Debt Securities. In determining whether the Holders of the requisite principal amount of Outstanding Subordinated Debt Securities have given any authorization, demand, direction, request, notice, waiver or consent or taken any other action under this Indenture, Subordinated Debt Securities owned by the Company or any other obligor on the Subordinated Debt Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that for the purpose of determining whether the Trustee shall be protected in relying on any such authorization, demand, direction, request, notice, waiver, consent or action, only Subordinated Debt Securities which the Trustee knows are so owned shall be disregarded. Subordinated Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 7.03 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Subordinated Debt Securities and that the pledgee is not the Company or any other obligor upon the Subordinated Debt Securities or any Affiliate of the Company or such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

For purposes of determining the principal amount of Outstanding Subordinated Debt Securities of any series the Holders of which are required, requested or permitted to give any request, demand, authorization, direction, notice, consent, waiver or take any other action under this Indenture, (i) each Original Issue Discount Security shall be deemed to have the principal amount determined by the Trustee that could be declared to be due and payable pursuant to the terms of such Original Issue Discount Security as of a date fixed by the Trustee and (ii) each Subordinated Debt Security denominated in a Foreign Currency or composite currency shall be deemed to have the principal amount determined by the Trustee by translating the principal amount of such Subordinated Debt Security in the currency in which such Subordinated Debt Security is denominated into Dollars at the applicable Exchange Rate as of a date fixed by the Trustee.

Upon receipt of instruments representing the Holders of a sufficient amount of Subordinated Debt Securities to take the action stated thereon, the Trustee shall promptly tabulate such instruments and deliver a report thereof to the Company.

Section 7.04. Revocation by Holders of Consents to Action. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.01, of the taking of any action by the Holders of the requisite proportion of Outstanding Subordinated Debt Securities of any series, any Holder of a Subordinated Debt Security that is shown by the evidence to be included among the Subordinated Debt Securities whose Holders consented to such action may, by filing written notice with the Trustee and upon proof of holding as provided in Section 7.02, revoke such action so far as concerns such Subordinated Debt Security. Except as aforesaid, any such action taken by the Holder of any Subordinated Debt Security shall be conclusive and binding upon such Holder and upon all future Holders of the same Subordinated Debt Security and the Holder of every Subordinated Debt Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, irrespective of whether or not any notation in regard thereto is made upon such Subordinated Debt Security or any Subordinated Debt Security issued in exchange or substitution therefor.

ARTICLE 8

Successor Corporation

Section 8.01. Company May Not Consolidate, etc., Except Under Certain Conditions. The Company covenants that it will not merge or consolidate with any other Person or sell, convey, transfer or otherwise dispose of all or substantially all of its assets to any other Person, unless (i) either the Company shall be the continuing corporation, or the successor Person (if other than the Company) shall be a corporation or a limited liability company organized and existing under the laws of the United States of America or a state thereof or the District of Columbia and such corporation or limited liability company, as the case may be, shall expressly assume the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the Subordinated Debt Securities according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such corporation or limited liability company, as the case may be, and (ii) the Company or such successor corporation or limited liability company, as the case may be, shall not, immediately after such merger or consolidation, or such sale, conveyance, transfer or other disposition, be in default in the performance of any such covenant or condition. In the event of any such merger, consolidation, sale, conveyance (other than by way of lease), transfer or other disposition, the predecessor company may be dissolved, wound up and liquidated at any time thereafter.

Section 8.02. Successor Corporation or Limited Liability Company to be Substituted. Subject to compliance with Section 8.01, nothing contained in this Indenture or in the Subordinated Debt Securities shall be deemed to prevent the consolidation or merger of the Company with or into any other corporation, or the merger into the Company of any other corporation, or the sale or lease by the Company of its property and assets as, or substantially as, an entirety, or otherwise.

In case of any such merger, consolidation, sale, conveyance (other than by way of lease), transfer or other disposition, and upon any such assumption by the successor corporation or limited liability company, such successor corporation or limited liability company shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the Company, and the Company shall be relieved of any further obligation under this Indenture and under the Subordinated Debt Securities. Such successor corporation or limited liability company thereupon may cause to be signed, and may issue either in its own name or in the name of Bath & Body Works, Inc., any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation or limited liability company, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Subordinated Debt Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Subordinated Debt Securities which such successor corporation or limited liability company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Subordinated Debt Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subordinated Debt Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Subordinated Debt Securities had been issued at the date of the execution hereof.

In case of any such merger, consolidation, sale, conveyance, transfer or other disposition, such changes in phraseology and form (but not in substance) may be made in the Subordinated Debt Securities thereafter to be issued as may be appropriate.

Section 8.03. Documents to be Given to the Trustee. The Trustee, subject to the provisions of Article 10, shall be provided with an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or other disposition complies with the provisions of this Article 8.

ARTICLE 9

Reports By The Company And The Trustee; Holders’ Lists

Section 9.01. Reports by Trustee.

(a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each May 15 following the date of the initial issuance of Securities under this Indenture deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such
Section 313(a).

(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee in writing when the Securities are listed on any stock exchange and of any delisting thereof.

Section 9.02. Reports by the Company.

(a) Reports and Information to be Filed with Trustee. The Company will file with the Trustee, within 30 days after the Company files the same with the Commission, copies of the annual reports and of the information, documents and other reports which the Company may be required to file with the Commission pursuant to the provisions of Section 13 or Section 15(d) of the Exchange Act (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe); or, if the Company is not required to file information, documents or reports pursuant to the provisions of either of such Sections, then the Company will file with the Trustee and the Commission, in accordance with rules and regulations prescribed by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to the provisions of Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange, as may be prescribed in such rules and regulations.

(b) Additional Information to Be Filed with Trustee and Commission. The Company will file with the Trustee and the Commission, in accordance with rules and regulations prescribed by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required by such rules and regulations.

(c) Reports to Holders. The Company will transmit to all Holders, within 30 days after the filing thereof with the Trustee (unless some other time shall be fixed by the Commission), in the manner and to the extent provided in Section 901(c), such summaries of any information, documents and reports required to be filed by the Company pursuant to the provisions of Subsections (a) and (b) above as may be required by rules and regulations prescribed from time to time by the Commission.

(d) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 9.03. Holders’ Lists.

(a) Names and Addresses of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee with respect to the Subordinated Debt Securities of each series for which it acts as Trustee:

(i) at least semi-annually, within 15 days after each Regular Record Date with respect to such Subordinated Debt Securities, a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of such Subordinated Debt Securities, as of such Regular Record Date; and

(ii) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Trustee shall be the Security Registrar, no such list need be furnished.

(b) Trustee to Preserve Information. The Trustee will preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of Holders so furnished or caused to be furnished to it by the Company or received by it in its capacity as Paying Agent or Security Registrar. The Trustee may (1) destroy any information furnished to it as provided in Subsection (a) above upon receipt of new similar information so furnished to it; and (2) destroy any information received by it as Paying Agent or Security Registrar, but not until 45 days after a subsequent interest payment shall have been made.

(c) Trustee to Furnish Certain Information to Holders on Request. Promptly after receipt by the Trustee of a written application by any three or more Holders (hereinafter referred to as the “applicants”) stating that such applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Subordinated Debt Securities, and accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, and by reasonable proof that each such applicant has owned a Subordinated Debt Security for a period of at least six months preceding the date of such application, the Trustee shall, at its election, either

(i) afford to such applicants access to all information furnished to, or received by, and preserved by, the Trustee pursuant to the provisions of this Section 9.03; or

(ii) inform such applicants as to the approximate number of Holders according to the most recent information so furnished to, or received by, and preserved by, the Trustee, and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address are contained in the information so furnished to, or received by, and preserved by, the Trustee, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing, unless, within five days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of the objections specified in the written statement so filed, or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

Each and every Holder of a Subordinated Debt Security, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company, the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with the provisions of this Subsection (c), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under this Subsection (c).

ARTICLE 10

Concerning The Trustee

Section 10.01. Acceptance of Trusts Upon Specified Conditions. The Trustee accepts the trusts created by this Indenture upon the terms and conditions hereof, including the following, to all of which the parties hereto and the Holders from time to time of the Subordinated Debt Securities agree:

(a) Trustee Entitled to Compensation and Expenses; Indemnification. The Trustee shall be entitled to such compensation as is agreed upon in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company agrees to pay such compensation, and all other reasonable expenses (including the fees and expenses of Trustee’s counsel), disbursements and advances incurred or made by the Trustee hereunder, promptly on demand from time to time as such services shall be rendered and as such expenses shall be incurred. The Company also agrees to indemnify each of the Trustee and any predecessor trustee hereunder for, and to hold it or them harmless against, any loss, liability, claim, damage, cost or expense incurred without its or their own negligence or willful misconduct, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and the performance of its or their duties, as well as the costs and expenses of defending itself or themselves against any claim or liability in connection with the exercise or performance of any of its or their powers or duties hereunder. As security for the performance of the obligations of the Company under this Subsection (a), the Trustee shall have a lien therefor on any moneys held by the Trustee hereunder prior to any rights therein of the Holders. Notwithstanding any provisions of this Indenture to the contrary, the obligations of the Company to indemnify the Trustee under this Section 10.01(a) shall survive any satisfaction and discharge under Article 11.

(b) Trustee May Act by Agents and Attorneys. The Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by its agents and attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(c) Trustee Not Responsible for Recitals of Fact. The Trustee shall not be responsible in any manner whatsoever for the correctness of the recitals contained herein or in the Subordinated Debt Securities (except its certificates of authentication thereon), all of which are made by the Company solely; and the Trustee shall not be responsible or accountable in any manner whatsoever for or with respect to the validity or execution or sufficiency of this Indenture or of the Subordinated Debt Securities (except its certificates of authentication thereon), and the Trustee makes no representation with respect thereto. The Trustee shall not be accountable for the use or application by the Company of any Subordinated Debt Securities, or the proceeds of any Subordinated Debt Securities, authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

(d) Trustee May Consult With Counsel. The Trustee may consult with counsel, and, to the extent permitted by Section 10.02, any advice of counsel shall be full and complete authorization and protection in respect of any action taken or suffered to be taken by the Trustee hereunder in good faith and in accordance with such advice.

(e) Trustee May Rely Upon Certificate as to Adoption of Resolutions; Requests May Be Evidenced by Officers’ Certificate. The Trustee, to the extent permitted by Section 10.02, may rely upon the certificate of the Secretary or one of the Assistant Secretaries of the Company as to the adoption of any resolution by the Board of Directors or stockholders of the Company, and any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by, and whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, offering or omitting any action hereunder, the Trustee may rely upon, an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed).

(f) Trustee May Become Owner or Pledgee of Subordinated Debt Securities. The Trustee or any agent of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Subordinated Debt Securities and, subject to Sections 10.06 and 10.09, may otherwise deal with the Company with the same rights it would have had if it were not a Trustee or such agent.

(g) Segregation of Funds. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

(h) Action at Request of or with Consent of Holder Binding on Future Holders. Any action taken by the Trustee pursuant to any provision hereof at the request or with the consent of any Person who at the time is the Holder of any Subordinated Debt Security shall be conclusive and binding in respect of any such Subordinated Debt Security upon all future Holders thereof or of any Subordinated Debt Security or Securities that may be issued for or in lieu thereof in whole or in part, whether or not such Subordinated Debt Security shall have noted thereon the fact that such request or consent had been made or given.

(i) Trustee May Rely on Instruments Believed by It to Be Genuine. Subject to the provisions of Section 10.02, the Trustee may rely conclusively and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(j) Trustee Need Not Exercise Rights or Powers Unless Indemnified by Holders. Subject to the provisions of Section 10.02, the Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any Holders, pursuant to any provision of this Indenture, unless one or more Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by it therein or thereby.

(k) Trustee Not Liable for Action Taken or Omitted in Good Faith. Subject to the provisions of Section 10.02, the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within its discretion or within the rights or powers conferred upon it by this Indenture.

(l) Trustee Not Bound to Make Investigation. Subject to the provisions of the first paragraph of Section 10.02, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture or other paper or document (including mathematical calculations therein).

(m) Trustee Not Deemed to Have Knowledge of Default. Subject to the provisions of Section 10.02, the Trustee shall not be deemed to have knowledge or notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless the Holders of not less than 25% of the Outstanding Subordinated Debt Securities of any series notify the Trustee in writing thereof.

(n) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(o) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

Section 10.02. Duties of Trustee in Case of Default. If one or more Events of Default with respect to the Subordinated Debt Securities of any series shall have happened, then, during the continuance thereof, the Trustee shall, with respect to the Subordinated Debt Securities of such series, exercise such of the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

None of the provisions of this Indenture shall be construed as relieving the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that, anything contained in this Indenture to the contrary notwithstanding:

(a) When No Default Subsisting. Unless and until an Event of Default with respect to the Subordinated Debt Securities of any series shall have happened, which at the time is continuing,

(i) the Trustee undertakes to perform such duties and only such duties with respect to the Subordinated Debt Securities of that series as are specifically set out in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee, whose duties and obligations shall be determined solely by the express provisions of this Indenture; and

(ii) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, in the absence of bad faith on the part of the Trustee, upon certificates and opinions furnished to it pursuant to the express provisions of this Indenture; but in the case of any such certificates or opinions which, by the provisions of this Indenture, are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not investigate mathematical calculations or other facts stated therein);

(b) Trustee Not Liable for Error of Judgment Made in Good Faith by Responsible Officer. The Trustee shall not be liable to any Holder or to any other Person for error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c) Trustee Not Liable for Certain Action or Non-Action at Direction of Holders of Majority of Subordinated Debt Securities. The Trustee shall not be liable to any Holder or to any other Person with respect to any action taken or omitted to be taken by it in good faith, in accordance with the direction of Holders given as provided in Section 6.06, relating to the time, method and place of conducting any proceeding for any remedy available to it or exercising any trust or power conferred upon it by this Indenture.

None of the provisions of this Indenture shall be construed as requiring the Trustee to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its right or remedies, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 10.03. Notice to Holders of Defaults. Within 90 days after the occurrence thereof, the Trustee shall give to the Holders of the Subordinated Debt Securities of a series, as provided in Section 901(c), notice of each default with respect to the Subordinated Debt Securities of such series known to the Trustee, unless such default shall have been cured before the giving of such notice (the term “default” for the purposes of this Section 10.03 being hereby defined to be the events specified in Section 6.01, which are, or after notice or lapse of time or both would become, Events of Default as defined in said Section); but, unless such default be the failure to pay the principal of (or premium, if any) or interest on any of the Subordinated Debt Securities of such series when and as the same shall become due and payable, or to make any sinking fund payment as to Subordinated Debt Securities of the same series, the Trustee shall be protected in withholding such notice, if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Subordinated Debt Securities of such series.

Section 10.04. Resignation of Trustee and Notice Thereof. The Trustee, or any successor to it hereafter appointed, may at any time resign and be discharged of the trusts hereby created with respect to any one or more or all series of Subordinated Debt Securities by giving to the Company notice in writing and by mailing notice thereof to the Holders of the Subordinated Debt Securities of such series at their addresses as the same shall then appear in the Security Register. Such resignation shall take effect upon the appointment of a successor Trustee and the acceptance of such appointment by such successor Trustee. Any Trustee hereunder may be removed with respect to any series of Subordinated Debt Securities at any time by the Holders of a majority in aggregate principal amount of the Outstanding Subordinated Debt Securities of such series, acting pursuant to the provisions of Article 7 or Article 8.

Upon its resignation or removal, any Trustee shall be entitled to the payment of reasonable compensation for the services rendered hereunder by such Trustee and to the payment of all reasonable expenses incurred hereunder and all moneys then due to it hereunder. The Trustee’s rights to indemnification provided in Section 10.01(a) shall survive its resignation or removal.

Section 10.05. Qualifications of Trustee. There shall at all times be a Trustee under this Indenture, and such Trustee shall at all times be a corporation organized and doing business under the laws of the United States or of any State, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal or State authority and which has a combined capital and surplus of not less than $10,000,000. For the purposes of this Section 10.05, the combined capital and surplus of any such Trustee shall be deemed to be the combined capital and surplus as set forth in the most recent report of its condition published by such Trustee; provided that such reports are published at least annually, pursuant to law or to the requirements of a Federal or State supervising or examining authority. If such Trustee or any successor shall at any time cease to have the qualifications prescribed in this Section 10.05, it shall promptly resign as Trustee hereunder.

Section 10.06. Disqualification of Trustee by Reason of Conflicting Interest.

(a) Trustee to Resign. If the Trustee has or shall acquire any conflicting interest, as the term “conflicting interest” is defined in the Trust Indenture Act of 1939, with respect to the Subordinated Debt Securities of any series, the Trustee shall, within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign with respect to the Subordinated Debt Securities of that series, such resignation to become effective upon the appointment of a successor Trustee and the acceptance by such successor Trustee of such appointment. If the Trustee shall resign, the Company shall take prompt steps to have a successor appointed in the manner provided in Section 10.07.

(b) Notice to Holders of Failure to Resign. In the event that the Trustee shall fail to comply with the provisions of Subsection (a) above, the Trustee shall, within ten days after the expiration of such 90 day period, transmit notice of its failure in that regard to the Holders as provided in Section 901(c).

(c) Right of Holders to Petition for Removal of Trustee. Subject to the provisions of Section 6.07, any Holder of a Subordinated Debt Security of any series, who has been a bona fide Holder of a Subordinated Debt Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to the Subordinated Debt Securities of that series and the appointment of a successor Trustee, if the Trustee shall fail, after written request therefor by such Holder, to comply with the provisions of Subsection (a) above.

Section 10.07. Appointment of Successor Trustee. In case at any time the Trustee shall resign, or shall be removed (unless the Trustee shall be removed as provided in Subsection (c) of Section 10.06, in which event the vacancy shall be filled as provided in said Subsection), or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or if any public officer shall take charge or control of the Trustee or of its property of affairs for the purpose of rehabilitation, conservation or liquidation with respect to the Subordinated Debt Securities of one or more series, a successor Trustee with respect to the Subordinated Debt Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Subordinated Debt Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Subordinated Debt Securities of any series) may be appointed by the Holders of a majority in aggregate principal amount of the Outstanding Subordinated Debt Securities of that or those series, by an instrument or instruments in writing signed in duplicate by such Holders and filed, one original thereof with the Company and the other with the successor Trustee; but, until a successor Trustee shall have been so appointed by the Holders of Subordinated Debt Securities of that or those series as herein authorized, the Company by Board Resolution, or, in case all or substantially all the assets of the Company shall be in the possession of one or more custodians or receivers lawfully appointed, or of trustees in bankruptcy or reorganization proceedings (including a trustee or trustees appointed under the provisions of the Federal bankruptcy laws, as now or hereafter constituted), or of assignees for the benefit of creditors, such receivers, custodians, trustees or assignees, as the case may be, by an instrument in writing, shall appoint a successor Trustee with respect to the Subordinated Debt Securities of such series. Subject to the provisions of Sections 10.04, 10.05 and 10.06, upon the appointment as aforesaid of a successor Trustee with respect to the Subordinated Debt Securities of any series, the Trustee with respect of the Subordinated Debt Securities of such series shall cease to be Trustee hereunder. After any such appointment (other than by the Holders of Subordinated Debt Securities of that or those series) the person making such appointment shall forthwith cause notice thereof to be mailed to the Holders of Subordinated Debt Securities of such series at their addresses as the same shall then appear on the Security Register; but any successor Trustee with respect to the Subordinated Debt Securities of such series so appointed shall immediately and without further act, be superseded by a successor Trustee appointed by the Holders of Subordinated Debt Securities of such series in the manner above prescribed, if such appointment be made prior to the expiration of one year from the date of the mailing of such notice by the Company, or by such receivers, trustees or assignees.

If any Trustee with respect to the Subordinated Debt Securities of one or more series shall resign because of conflict of interest as provided in Section 10.06(a) and a successor Trustee shall not have been appointed by the Company or by the Holders of the Subordinated Debt Securities of such series or, if any successor Trustee so appointed shall not have accepted its appointment within 30 days after such appointment shall have been made, the resigning Trustee may apply to any court of competent jurisdiction for the appointment of a successor Trustee. If in any other case a successor Trustee shall not be appointed pursuant to the foregoing provisions of this Section 10.07 within three months after such appointment might have been made hereunder, the Holder of any Subordinated Debt Security of the applicable series or any retiring Trustee may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, in any such case, after such notice, if any, as such court may deem proper, appoint a successor Trustee.

Any successor Trustee appointed hereunder with respect to the Subordinated Debt Securities of one or more series shall execute, acknowledge and deliver to its predecessor Trustee and to the Company, or to the receivers, trustees, assignees or court appointing it, as the case may be, an instrument accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations with respect to such series of such predecessor Trustee with like effect as if originally named as Trustee hereunder, and such predecessor Trustee, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to pay over, and such successor Trustee shall be entitled to receive, all moneys and properties held by such predecessor Trustee as Trustee hereunder. Nevertheless, on the written request of the Company or of the successor Trustee or of the Holders of at least 10% in aggregate principal amount of the Outstanding Subordinated Debt Securities of such series, such predecessor Trustee, upon payment of its said charges and disbursements, shall execute and deliver an instrument transferring to such successor Trustee upon the trusts herein expressed all the rights, powers and trusts of such predecessor Trustee and shall assign, transfer and deliver to the successor Trustee all moneys and properties held by such predecessor Trustee; and, upon request of any such successor Trustee, the Company shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Trustee all such authority, rights, powers, trusts, immunities, duties and obligations.

Section 10.08. Merger, Conversion or Consolidation of Trustee or Transfer of its Corporate Trust Business; Authentication of Subordinated Debt Securities by Successor Trustee. Any corporation into which the Trustee or any successor to it in the trusts created by this Indenture shall be merged or converted, or any corporation with which it or any successor to it shall be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee or any such successor to it shall be a party, or any corporation to which the Trustee or any successor to it shall sell or otherwise transfer all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture with respect to one or more series of Subordinated Debt Securities, any of such Subordinated Debt Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Subordinated Debt Securities so authenticated; and in case at that time any of the Subordinated Debt Securities shall not have been authenticated, any successor to the Trustee may authenticate such Subordinated Debt Securities either in the name of any predecessor Trustee hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Subordinated Debt Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 10.09. Trustee May Rely on Officers’ Certificate. Subject to Section 10.02, and subject to the provisions of Section 15.02 with respect to the certificates required thereby, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate with respect thereto delivered to the Trustee, and such Officers’ Certificate, in the absence of negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered to be taken or omitted by it under the provisions of this Indenture upon the faith thereof.

ARTICLE 11

Satisfaction And Discharge

Section 11.01. Discharge of Indenture Upon Payment of Subordinated Debt Securities. If and when the principal of (and premium, if any) and interest on all the Outstanding Subordinated Debt Securities of any series and all other sums due hereunder (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 3.06) shall have been fully paid, this Indenture shall cease and terminate, and, upon receipt of a Company Request accompanied by the Officers’ Certificate and Opinion of Counsel required by Section 15.02, and upon proof being given to the reasonable satisfaction of the Trustee that all the Subordinated Debt Securities have been paid or satisfied, and upon payment of the costs, charges and expenses incurred or to be incurred by the Trustee in relation thereto or in carrying out the provisions of this Indenture, the Trustee shall cancel this Indenture and execute and deliver to the Company such instruments as shall be requisite to evidence the satisfaction hereof.

If at any time no Subordinated Debt Securities have been issued and authenticated or if all previously issued and authenticated Subordinated Debt Securities of any series have been cancelled or delivered to the Trustee for cancellation (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 3.06), upon receipt of a Company Request accompanied by the Officers’ Certificate and Opinion of Counsel required by Section 15.02, and upon payment of the costs, charges and expenses incurred or to be incurred by the Trustee in relation thereto or in carrying out the provisions of this Indenture, the Trustee shall cancel this Indenture and execute and deliver to the Company such instruments as shall be requisite to evidence the satisfaction hereof.

Section 11.02. Discharge of Indenture Upon Deposit of Moneys. If, at the Maturity of the Subordinated Debt Securities of any series, the Company shall deposit with the Trustee, in trust for the benefit of the Holders thereof, Cash or Government Obligations, maturing as to principal and interest in such amounts and at such times as will insure the availability of cash sufficient (in case Government Obligations have been so deposited, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) to pay the principal of (and premium, if any) and interest on all of the Outstanding Subordinated Debt Securities of such series (other than any Securities of such series which shall have  been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 3.06), and shall pay all costs, charges and expenses incurred or to be incurred by the Trustee in relation thereto or in carrying out the provisions of this Indenture, the Trustee, upon receipt of a Company Request accompanied by the Officers’ Certificate and Opinion of Counsel required by Section 15.02, shall cancel and satisfy this Indenture with respect to the Subordinated Debt Securities of such series. The Trustee shall apply the moneys so deposited to the payment to the Holders of the Subordinated Debt Securities of such series of all sums due thereon for principal (and premium, if any) and interest.

Section 11.03. Discharge of Certain Indebtedness Upon Deposit of Moneys. If this Section 11.03 is specified in the manner contemplated by Section 3.01 to be applicable to Subordinated Debt Securities of any series, the Company shall be deemed to have paid and discharged the entire indebtedness on all Outstanding Subordinated Debt Securities of such series if the Company shall (a) deposit with the Trustee, in trust for the benefit of the Holders thereof, (1) Cash or Government Obligations, maturing as to principal and interest in such amounts and at such times as will insure the availability of cash sufficient (in case Government Obligations have been so deposited, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) to pay or (2) such amount of Government Obligations as will or will together with the income thereon, without consideration of any reinvestment thereof, be sufficient to pay the principal of (and premium, if any) and interest on the Subordinated Debt Securities of such series, as such payments shall become due from time to time, and (b) pay or make arrangements satisfactory to the Trustee for paying all costs, charges and expenses incurred by the Trustee in relation thereto or in carrying out the provisions of this Indenture in relation thereto, then this Indenture shall cease to be of further effect with respect to Subordinated Debt Securities of such series (except as to (i) rights of registration of transfer, substitution and exchange of Subordinated Debt Securities of such series, (ii) rights of Holders to receive payments of the principal of (and premium, if any) and interest on the Subordinated Debt Securities of such series as such payments shall become due from time to time and other rights, duties and obligations of Holders as beneficiaries hereof with respect to the amounts so deposited with the Trustee, (iii) provisions, if any, applicable to such series relating to optional redemption and Mandatory and Optional Sinking Fund Payments and (iv) the rights, obligations and immunities of the Trustee hereunder (for which purposes the Subordinated Debt Securities of such series shall be deemed Outstanding)), and the Company shall have no further obligations or liability with respect to any Subordinated Debt Securities of such series.

In any such case the Trustee, upon receipt of a Company Request accompanied by the Officers’ Certificate and Opinion of Counsel required by Section 15.02, shall execute and deliver to the Company such instruments as shall be requisite to evidence the satisfaction thereof with respect to Subordinated Debt Securities of such series. The Trustee shall apply the amounts so deposited and the proceeds thereof to the payment to the Holders of the Subordinated Debt Securities of such series of all sums due thereon for principal (and premium, if any) and interest.

Section 11.04. Termination of Certain Obligations Upon Deposit of Moneys. If this Section 11.04 is specified in the manner contemplated by Section 3.01 to be applicable to Subordinated Debt Securities of any series, the Company’s obligations on all Subordinated Debt Securities of such series shall be deemed to be terminated on the 91st day after the Company deposits with the Trustee, in trust for the benefit of the Holders thereof, (a) funds sufficient to pay, or (b) such amount of Government Obligations as will or will together with the income thereon, without consideration of any reinvestment thereof, be sufficient to pay the principal of (and premium, if any) and interest on all of the Subordinated Debt Securities of such series, as such payments shall become due from time to time; provided, however, that no Event of Default under Section 6.01(d) or 6.01(e) or event which, with notice or lapse of time or both, would constitute such an Event of Default, shall have occurred and be continuing on such date; and provided further that such termination shall not relieve the Company of its obligations under the Subordinated Debt Securities of such series and this Indenture to pay when due the principal of (and premium, if any) and interest on the Subordinated Debt Securities of such series if not paid (or considered paid) when due from the funds and Government Obligations (and the income thereon) so deposited. Notwithstanding the termination of any obligations of the Company in accordance with this Section 11.04, the Company’s rights and obligations under Sections 3.05, 3.06, 5.01, 5.02, 5.03, 9.03, 10.01, 10.04, 11.05 and 11.06, and provisions, if any, applicable to such series relating to optional redemption and Mandatory and Optional Sinking Fund Payments, shall survive until the Subordinated Debt Securities of such series are no longer Outstanding. Thereafter the Company’s rights and obligations under Sections 10.01, 11.05 and 11.06 shall survive.

After a deposit as provided herein, the Trustee, upon receipt of a Company Request, shall acknowledge in writing the discharge of the Company’s obligations under this Indenture with respect to Subordinated Debt Securities of a particular series except for those surviving obligations specified above. The Trustee shall apply the amounts so deposited and the proceeds thereof to the payment to the Holders of the Subordinated Debt Securities of such series of all sums due thereon for principal (and premium, if any) and interest.

Section 11.05. Certain Deposits With the Trustee To Be Held in Escrow. Any deposits with the Trustee referred to in Section 11.03 or 11.04 shall be irrevocable (except to the extent provided in Section 11.06) and shall be made under the terms of an escrow trust agreement in form and substance satisfactory to the Trustee. If any Outstanding Subordinated Debt Securities of a series are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions or in accordance with any Mandatory or Optional Sinking Fund Payments, the applicable escrow trust agreement shall provide therefor, and the Company shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company. The agreement shall provide that, upon satisfaction of any Mandatory Sinking Fund Payments, whether by deposit of funds, application of proceeds of deposited Government Obligations or, if permitted, by delivery of Subordinated Debt Securities, the Trustee shall pay or deliver over to the Company as excess funds pursuant to Section 11.06 all funds or obligations then held under the agreement and allocable to the Mandatory Sinking Fund Payments so satisfied.

If Subordinated Debt Securities of a series with respect to which such deposits are made may be subject to later redemption at the option of the Company or pursuant to Optional Sinking Fund Payments, the applicable escrow trust agreement may, at the option of the Company, provide therefor. In the case of an optional redemption in whole or in part, such agreement shall require the Company to deposit with the Trustee on or before the date on which notice of redemption is given funds sufficient to pay the Redemption Price of the Subordinated Debt Securities to be redeemed together with all unpaid interest thereon to the Redemption Date. Upon such deposit of funds, the Trustee shall pay or deliver over to the Company as excess funds pursuant to Section 11.06 all funds or obligations then held under such agreement and allocable to the Subordinated Debt Securities to be redeemed. In the case of exercise of optional Sinking Fund Payment rights by the Company, such agreement may, at the option of the Company, provide that upon deposit by the Company with the Trustee of funds pursuant to such exercise the Trustee shall pay or deliver over to the Company as excess funds pursuant to Section 11.06 all funds or obligations then held under such agreement for such series and allocable to the Subordinated Debt Securities to be redeemed.

Section 11.06. Repayment to Company. The Trustee and any Paying Agent shall promptly pay or return to the Company upon Company Request any money or Government Obligations held by them at any time that are not required for the payment of the principal of (and premium, if any) and interest on the Subordinated Debt Securities of any series for which money or Government Obligations have been deposited, including any such money or Government Obligations held by the Trustee under any escrow trust agreement entered into pursuant to Section 11.05.

The provisions of the last paragraph of Section 5.03 shall apply to any money held by the Trustee or any Paying Agent under this Article that remains unclaimed for two years after the Maturity of any series of Subordinated Debt Securities for which money or Government Obligations have been deposited pursuant to Article 11.

Section 11.07. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money and/or Government Obligations deposited in trust in accordance with Section 11.03 or 11.04 by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application (including any such order or judgment requiring the payment of such money and/or Government Obligations to the Company), the Company’s obligations under this Indenture and the Subordinated Debt Securities shall be revived and reinstated as of such date, until such time as the Trustee or such Paying Agent is permitted to apply all such money and/or Government Obligations in accordance with Section 11.03 or 11.04, as the case may be; provided, however, that if the Company has made any payment of the principal of (or premium, if any) or interest on any Subordinated Debt Securities because of the reinstatement of its obligations, the Company shall be entitled to receive the aggregate amount of such payments from the Trustee or such Paying Agent as excess funds pursuant to Section 11.06. In the event that for any reason the Trustee or such Paying Agent is unable to pay any such amount pursuant to Section 11.06, the Company shall be subrogated to the rights of the Holders of such Subordinated Debt Securities to receive such payments from the money and/or Government Obligations held by the Trustee or such Paying Agent pursuant to Section 11.05.

Section 11.08. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the deposited Government Obligations or the principal or interest received on such Obligations other than any amount payable by or on behalf of the Holders.

Section 11.09. Deposits of Foreign Currencies. Notwithstanding the foregoing provisions of this Article Eleven, if the Subordinated Debt Securities of any series are payable in a Foreign Currency, the coin or currency or currency unit or the nature of the government obligations to be deposited with the Trustee under the foregoing provisions of this Article 11 shall be as set forth in the Officers’ Certificate or established in the supplemental indenture under which the Subordinated Debt Securities of such series are issued.

ARTICLE 12

Immunity of Incorporators, Stockholders, Officers and Directors

Section 12.01. Liability Solely Corporate. No recourse shall be had for the payment of the principal of (or premium, if any) or interest on any Subordinated Debt Security or for any claim based thereon or otherwise in respect thereof or of the indebtedness represented thereby, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and the Subordinated Debt Securities are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants, promises or agreements contained in this Indenture or in any of the Subordinated Debt Securities or to be implied herefrom or therefrom, and that all liability, if any, of that character against every such incorporator, stockholder, officer and director is, by the acceptance of the Subordinated Debt Securities and as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the Subordinated Debt Securities, expressly waived and released.

ARTICLE 13

Supplemental Indentures

Section 13.01. Without Consent of Holders, Company and Trustee May Enter Into Supplemental Indentures for Specified Purposes. The Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any one or more or all of the following purposes:

(a) to add to the covenants and agreements of the Company, to be observed thereafter and during the period, if any, in such supplemental indenture or indentures expressed, and to add Events of Default, in each case for the protection or benefit of the Holders of all or any series of the Subordinated Debt Securities (and if such covenants, agreements and Events of Default are to be for the benefit of fewer than all series of Debt Securities, stating that such covenants, agreements and Events of Default are expressly being included for the benefit of such series as shall be identified therein) provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Subordinated Debt Securities of such series to waive such an Event of Default;

(b) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Subordinated Debt Securities of one or more series or to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 10.07;

(c) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by a successor, transferee or lessee corporation of the covenants and obligations of the Company contained in the Subordinated Debt Securities of one or more series and in this Indenture or any supplemental indenture;

(d) to cure any ambiguity or to correct or supplement any provision contained herein or in any indenture supplemental hereto which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make any other provision in regard to matters or questions arising under this Indenture which the Board of Directors may deem necessary or desirable and which shall not materially adversely affect the interests of the Holders of the Subordinated Debt Securities; provided, however, that any amendment made solely to conform the provisions of this Indenture to the description of the Securities of a series contained in the prospectus or other offering document pursuant to which such Subordinated Debt Securities were sold will not be deemed to adversely affect the interests of the Holders of such Subordinated Debt Securities;

(e) to prohibit the authentication and delivery of additional series of Subordinated Debt Securities;

(f) to establish the forms and terms of the Subordinated Debt Securities of any series as permitted in Sections 2.01, 2.02 and 3.01 and to delete or modify any covenants or Events of Default with respect to such Subordinated Debt Securities, or to authorize the issuance of additional Subordinated Debt Securities of a series previously authorized or to add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the Subordinated Debt Securities of any series, as herein set forth, or other conditions, limitations or restrictions thereafter to be observed;

(g) to add guarantees with respect to the Subordinated Debt Securities of any series or to secure the Subordinated Debt Securities of any series;

(h) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Subordinated Debt Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 10.07; and

(i) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

Subject to the provisions of Section 13.03, the Trustee is authorized to join with the Company in the execution of any such supplemental indenture, to make the further agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property or assets thereunder.

Any supplemental indenture authorized by the provisions of this Section 13.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Outstanding Subordinated Debt Securities, notwithstanding any of the provisions of Section 13.02.

Section 13.02. Modification of Indenture by Supplemental Indenture with Consent of Holders. With the consent (evidenced as provided in Article 7) of the Holders of not less than a majority in aggregate principal amount of the Subordinated Debt Securities at the time Outstanding which are affected by such indenture supplemental hereto (each series voting as a class), the Company, when authorized by a Board Resolution and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Subordinated Debt Securities of such series to be affected; provided, however, that no such supplemental indenture shall:

(a) change the Stated Maturity of principal of, or any installment of principal of or interest on (except for any deferral of interest permitted pursuant to Section 3.01) any Subordinated Debt Security;

(b) reduce the rate or extend the time of payment of interest, if any, on any Subordinated Debt Security, or alter the manner of calculation of interest payable on any Subordinated Debt Security (except for any deferral of interest permitted pursuant to Section 3.01 or as part of any remarketing of the Subordinated Debt Securities of any series, or any interest rate reset with respect thereto, in each case in accordance with the terms thereof);

(c) reduce the amount of the principal or premium, if any, on any Subordinated Debt Security;

(d) make the principal thereof or interest or premium thereon payable in any coin or currency other than that provided in the Subordinated Debt Securities;

(e) reduce the percentage in principal amount of Subordinated Debt Securities of any series, the Holders of which are required to consent to any such supplemental indenture or any waiver of any past default or Event of Default;

(f) impair the right to institute suit for the enforcement of any such payment on or after the Maturity thereof as provided in Section 6.02;

(g) modify any provision of Section 6.06, 13.02 or Section 5.06 (except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Security so affected); or

(h) modify, without the written consent of the Trustee, the rights, duties or immunities of the Trustee.

without, in the case of each of the foregoing clauses (a) through (h), the consent of the Holder of each Security so affected. A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Subordinated Debt Securities, or which modifies the rights of the Holders of Subordinated Debt Securities of such series with respect of such provision, shall be deemed not to affect the rights under this Indenture of the Holders of Subordinated Debt Securities of any other series.

It shall not be necessary for the consent of the Holders under this Section 13.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 13.02, the Company shall mail a notice, setting forth in general terms the substance of such supplemental indenture, to the Holders of Subordinated Debt Securities of each series affected thereby at their addresses as they shall then appear in the Security Register. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 13.03. Trustee to Join in Execution of Supplemental Indenture. Upon receipt of a Company Request accompanied by:

(a) a supplemental indenture duly executed on behalf of the Company;

(b) a copy of a Board Resolution, certified by the Secretary or an Assistant Secretary of the Company, authorizing the execution of said supplemental indenture;

(c) an Opinion of Counsel and an Officer’s Certificate, each stating that said supplemental indenture complies with, and that the execution thereof is authorized or permitted by, the provisions of this Indenture; and

(d) if said supplemental indenture shall be executed pursuant to Section 13.02, evidence (as provided in Article 7) of the consent thereto of the Holders required to consent thereto as in Section 13.02 provided, then the Trustee shall join with the Company in the execution of said supplemental indenture unless said supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into said supplemental indenture.

Section 13.04. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 13, this Indenture shall be and be deemed to be modified and amended in accordance therewith and, except as herein otherwise expressly provided, the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of the Subordinated Debt Securities of any series affected, as the case may be, shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 13.05. Matters Provided for in Supplemental Indenture May Be Noted on Subordinated Debt Securities, or New Subordinated Debt Securities Appropriately Modified May Be Issued in Exchange for Outstanding Subordinated Debt Securities. Subordinated Debt Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 13 may bear a notation in a form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Subordinated Debt Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Subordinated Debt Securities of such series then Outstanding in equal aggregate principal amounts, and such exchange shall be made without cost to the Holders of such Subordinated Debt Securities.

Section 13.06. Supplemental Indentures to Conform to Trust Indenture Act. Every supplemental indenture executed pursuant to the provisions of this Article 13 shall conform to the requirements of the Trust Indenture Act.

ARTICLE 14

Subordination

Section 14.01. Agreement to Subordinate.

(a) The Company covenants and agrees, and each Holder of Subordinated Debt Securities of each series issued hereunder by such Holder’s acceptance thereof likewise covenants and agrees, that (except as otherwise specified as contemplated by Section 3.01 for Subordinated Debt Securities of any series) all Subordinated Debt Securities shall be issued subject to the provisions of this Article 14 and each Holder of a Subordinated Debt Security, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

(b) The payment by the Company of the principal of (and premium, if any), and interest on, the Subordinated Debt Securities issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of this Indenture or thereafter incurred.

(c) No provision of this article shall prevent the occurrence of any default or Event of Default or Enforcement Event hereunder.

Section 14.02. Default On Senior Indebtedness.

(a) No direct or indirect payment by or on behalf of the Company of principal of, premium, if any, or interest on the Subordinated Debt Securities (other than in Permitted Junior Securities), whether pursuant to the terms of the Subordinated Debt Securities or upon acceleration, by way of repurchase, redemption, defeasance or otherwise, will be made if, at the time of such payment, there exists a default in the payment when due of all or any portion of the obligations under or in respect of any Senior Indebtedness, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this Section 14.02(a) waived by or on behalf of the holders of Senior Indebtedness.

(b) In addition, during the continuance of any non-payment event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated, and upon receipt by the Trustee of written notice (a “Payment Blockage Notice”) from a holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, then, unless and until such event of default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness has been discharged or repaid in full in cash, or the requisite holders of such Designated Senior Indebtedness have otherwise agreed in writing, (a) no payment of any kind or character with respect to any principal of, premium or interest on or distribution will be made by or on behalf of the Company on account of or with respect to the Subordinated Debt Securities (other than in Permitted Junior Securities) and (b) the Company may not acquire any Subordinated Debt Securities for cash, property or otherwise, during a period (a “Payment Blockage Period”) commencing on the date of receipt of such Payment Blockage Notice by the Trustee and ending 179 days thereafter.

Notwithstanding anything herein to the contrary, (x) in no event will a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given and (y) not more than one Payment Blockage Period may be commenced with respect to the Subordinated Debt Securities during any period of 360 consecutive days. No event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period may be, or be made, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default has been cured or waived for a period of not less than 90 consecutive days.

(c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by Section 14.02(a) or Section 14.02(b) such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, to the extent necessary to pay such Senior Indebtedness in full, in cash, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders or to the Trustee.

Section 14.03. Liquidation; Dissolution; Bankruptcy.

(a) Upon any distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any total or partial dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary, assignment for the benefit of creditors or marshalling of the Company’s assets, or in bankruptcy, insolvency, receivership or other similar proceedings, whether voluntary or involuntary, all principal, premium, if any, and interest due or to become due to all Senior Indebtedness of the Company shall first be paid in full in cash, or such payment duly provided for to the satisfaction of the holders of the Senior Indebtedness, before the Holders are entitled to receive or retain any payment; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character whether in cash, property or securities, which the Holders or the Trustee would be entitled to receive from the Company, except for the provisions of this Article, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness of the Company or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, to the extent necessary to pay such Senior Indebtedness in full in cash, or to cause such payment to be duly provided for to the satisfaction of the holders of the Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders or to the Trustee.

(b) In the event that, notwithstanding Section 14.03(a), any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by Section 14.03(a), shall be received by the Trustee before all Senior Indebtedness of the Company is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, to the extent necessary to pay such Senior Indebtedness in full, in cash, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders or to the Trustee.

(c) For purposes of this Article 14, the words “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article with respect to the Subordinated Debt Securities to the payment of all Senior Indebtedness of the Company that may at the time be outstanding; provided, however, that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of the assets of the Company, to another corporation or limited liability company upon the terms and conditions provided for in Article 8 of this Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 14.03 if such other corporation or limited liability company shall, as part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 14 of this Indenture. Nothing in Section 14.02 or in this Section 14.03 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 10.01(a) of this Indenture.

(d) If the Trustee or any Holder of Subordinated Debt Securities does not file a proper claim or proof of debt in the form required in any proceeding referred to above prior to 30 days before the expiration of the time to file such claim in such proceeding, then the holder of any Senior Indebtedness is hereby authorized, and has the right, to file an appropriate claim or claims for or on behalf of such Holder of Subordinated Debt Securities.

Section 14.04. Subrogation.

(a) Subject to the payment in full of all Senior Indebtedness of the Company then outstanding, the rights of the Holders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Indebtedness until the principal of and premium, if any, and interest on the Subordinated Debt Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article 14, and no payment over pursuant to the provisions of this Article 14 to or for the benefit of the holders of such Senior Indebtedness by Holders or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders, be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article 14 are and are intended solely for the purposes of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Indebtedness, on the other hand.

(b) Nothing contained in this Article 14 or elsewhere in this Indenture or in the Subordinated Debt Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of (premium, if any) and interest on the Subordinated Debt Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Indebtedness nor shall anything herein or therein prevent the Trustee or any Holder of Subordinated Debt Securities from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

(c) Upon any payment or distribution of assets of the Company referred to in this Article 14, the Trustee, subject to the provisions of Section 10.01 of this Indenture, and the Holders shall be entitled to rely conclusively upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or the Holders, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this article.

Section 14.05. Trustee to Effectuate Subordination. Each Holder of Subordinated Debt Securities by such Holder’s acceptance thereof authorizes and directs the Trustee on such Holder’s behalf, if so directed by the Company to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 14 and appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.

Section 14.06. Notice by the Company.

(a) The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Subordinated Debt Securities pursuant to the provisions of this Article 14.

Notwithstanding the provisions of this Article 14 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Subordinated Debt Securities pursuant to the provisions of this Article 14, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a Holder or holders of Senior Indebtedness or from any representative or trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 10.01 of this Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 14.06 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Subordinated Debt Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which such money was received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

(b) The Trustee, subject to the provisions of Section 10.01 of this Indenture, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder), to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article 14, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 14.07. Rights of the Trustee; Holders of Senior Indebtedness.

(a) The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 14 in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

(b) With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 14 and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Section 10.01 of this Indenture, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to Holders, the Company or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article 14 or otherwise.

Section 14.08. Subordination May Not Be Impaired.

(a) No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination provided in this Article 14 shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

(b) Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Company may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article 14 or the obligations hereunder of the Holders to the holders of such Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (c) release any Person liable in any manner for the collection of such Senior Indebtedness; and (d) exercise or refrain from exercising or waive any rights against the Company and any other Person.

(c) Each present and future holder of Senior Indebtedness shall be entitled to the benefit of the provisions of this Article notwithstanding that such holder is not a party to this Indenture.

Section 14.09. Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 14 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 14 in addition to or in place of the Trustee; provided, however, that this Section 14.09 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

Section 14.10. Defeasance of this Article. Notwithstanding anything contained herein to the contrary, payments from cash or the proceeds of U.S. Government Obligations held in trust under Article 11 hereof by the Trustee and which were deposited in accordance with the terms of Article 11 hereof and not in violation of Section 14.02 hereof for the payment of principal of and premium, if any, and interest on the Subordinated Debt Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article, and none of the Holders or the Trustee shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness or any representative or trustee therefor or any other creditor of the Company.

Section 14.11. Subordination Language to be Included in Subordinated Debt Securities. Unless otherwise provided as contemplated by Section 3.01, each Subordinated Debt Security shall contain a subordination provision which will be substantially in the following form:

“The Subordinated Debt Securities of this series are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness (as defined in the Indenture, or as set forth in one or more indentures supplemental hereto, in or pursuant to a Board Resolution in accordance with Section 3.01 of the Indenture or in this Subordinated Debt Security). Each Holder by accepting a Subordinated Debt Security of this series agrees to such subordination and authorizes the Trustee to give it effect.”

ARTICLE 15

Provisions of General Application

Section 15.01. Benefits of Indenture. Nothing in this Indenture or in the Subordinated Debt Securities, express or implied, is intended, or shall be construed, to confer upon, or to give to, any Person other than the parties hereto and their successors and the Holders of Subordinated Debt Securities any right, remedy or claim under or by reason of this Indenture or any covenant, condition, stipulation, promise or agreement hereof or herein, and all covenants, conditions, stipulations, promises and agreements hereof and herein shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Holders of the Subordinated Debt Securities.

Section 15.02. Evidence of Compliance with Conditions Precedent; Form of Documents Delivered to Trustee. As evidence of compliance with the conditions precedent provided for in this Indenture (including any covenants, compliance with which constitutes a condition precedent) which relate to the satisfaction and discharge of this Indenture or to any other action to be taken by the Trustee upon Company Order or Request, the Company will furnish to the Trustee an Officers’ Certificate, stating that such conditions precedent have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, such conditions precedent have been complied with.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that each individual making such certificate or opinion has read such condition or covenant; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and (4) a statement as to whether or not, in the opinion of each such individual, such condition or covenant has been complied with.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such officer or counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Notwithstanding any provision of this Indenture authorizing the Trustee conclusively to rely upon any certificates or opinions, the Trustee before granting any application by the Company or taking or refraining from taking any other action in reliance thereon, may require any further evidence or make any further investigation as to the facts or matters stated therein which it may, in good faith, deem reasonable in the circumstances, and in connection therewith the Trustee may examine or cause to be examined the pertinent books, records and premises of the Company or of any Subsidiary; and the Trustee shall, in any such case, require such further evidence or make such further investigation as may be requested by the Holders of a majority in principal amount of the Subordinated Debt Securities then Outstanding; provided that, if payment to the Trustee of the costs, expenses and liabilities likely to be incurred by it in making such investigation is not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee before making such investigation may require reasonable indemnity against such costs, expenses or liabilities. Any further evidence that may be requested by the Trustee pursuant to any of the provisions of this paragraph shall be furnished by the Company at its own expense, and any cost, expenses and liabilities incurred by the Trustee pursuant to any of the provisions of this paragraph shall be paid by the Company, or, if paid by the Trustee, shall be repaid by the Company, upon demand, with interest at the lowest rate borne by the Subordinated Debt Securities of any series, but in no event less than 5%, and, until such repayment, shall be secured by a lien on any moneys held by the Trustee hereunder prior to any rights therein of the Holders of Subordinated Debt Securities.

Section 15.03. Conflict with Trust Indenture Act. If any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

Section 15.04. Notices, etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or action of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(i) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

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(ii) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at Two Limited Parkway, Columbus, Ohio 43230, attention: Chief Financial Officer, or at any other address previously furnished in writing to the Trustee by the Company. Any request, demand, authorization, direction, notice, consent or waiver addressed as provided in this Subsection (ii) and given by first-class mail, postage prepaid, shall be conclusively presumed given when mailed.

Section 15.05. Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice. Waivers of notice by Holders shall be with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

If, in the event of suspension of regular mail service or for any other reason, it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 15.06. Effect of Headings and Table of Contents. The Article, Section and Subsection headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 15.07. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 15.08. Separability Clause. In case any provision in this Indenture or in the Subordinated Debt Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 15.09. Governing Law. This Indenture and the Subordinated Debt Securities shall be governed by and construed in accordance with the laws of the State of New York.

Section 15.10. Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Subordinated Debt Security shall not be a Business Day at any Place of Payment for such Subordinated Debt Security, then (notwithstanding any other provision of this Indenture or of the Subordinated Debt Securities) payments of principal (and premium, if any) and interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, and no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to the date of such payment.

Section 15.11. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 15.12. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 15.13. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, BATH & BODY WORKS, INC. has caused this Indenture to be executed in its corporate name by one of its officers thereunto duly authorized, and its corporate seal to be hereunto affixed and to be attested by its Secretary, an Assistant Secretary, its Treasurer or an Assistant Treasurer, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION has caused this Indenture to be executed in its corporate name by one of its officers thereunto duly authorized, all as of the date first above written.

BATH & BODY WORKS, INC.

By:
Name:
Title:

Attest:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

By:
Name:
Title:

Attest:
Name:
Title:

Exhibit A

Form of election to receive payments in [Dollars or other applicable currency] or to rescind such election

The undersigned, registered owner of certificate number R-[  ], representing [name of series of Subordinated Debt Securities] of Bath & Body Works, Inc. (the “Subordinated Debt Securities”) in an aggregate principal amount of [  ], hereby.

☐    elects to receive all payments in respect of the Debt Securities in [Dollars or other applicable currency], it being understood that such election shall take effect as provided in the Subordinated Debt Securities and, subject to the terms and conditions set forth in the indenture under which the Subordinated Debt Securities were issued, shall remain in effect until it is rescinded by the undersigned or until such certificate is transferred.

☐    rescinds the election previously submitted by the undersigned to receive all payments in respect of the Debt Securities in [Dollars or other applicable currency], it being understood that such rescission shall take effect as provided in the Subordinated Debt Securities.

(Name of Owner)

(Signature of Owner)